Filed Pursuant to Rule 424(b)(3)

Securities Act File No. 333- 281622

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, dated January 23, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated January 20, 2026)

Daxor Corporation

Shares of Common Stock

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. While the company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities, the company is dependent upon earnings from its investment portfolio to fund operations and has registered as a closed-end investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). While Daxor Corporation is registered as a closed-end investment company, it has always conducted its business as an operating company and has never been in, or held itself out to be in, the business of investing, reinvesting, owning, holding or trading in securities.

We intend to file an application pursuant to Section 8(f) of the Investment Company Act seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order.

The company is offering            shares of our common stock, par value $0.01 per share (referred to as “Common Stock”) in a registered direct offering, at a purchase price of $            per share of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus.

During any 12-month period, the aggregate market value of securities we may offer under this registration statement shall not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of our company, and this maximum amount is currently $10,866,275.60, based on the last reported sale price of $14.75 on December 31, 2025, which would currently limit aggregate offerings to approximately 806,701 shares of Common Stock, assuming all shares are sold at $13.47 per share, the closing price on January 20, 2026. In no event will we sell our Common Stock in a primary offering under this registration statement with a value exceeding one-third of our public float in any 12-month period. We have not offered any securities pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus supplement.

We have engaged Lake Street Capital Markets, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-8 of this Prospectus Supplement for more information regarding the arrangements with the placement agent.

	Per Share	Total
Public offering price	$	$
Placement agent fees (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the placement agent for certain expenses in connection with this offering. See “Plan of Distribution” for additional information regarding total placement agent.

Delivery of the shares of common stock offered hereby is expected to occur on or about , 2026.

Investing in the Common Stock involves certain risks. See “Risk Factors” beginning on page S-2 herein and the “Risk Factors” beginning on page 11 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lake Street

This Prospectus Supplement is dated                   , 2026.

As of            , 2026, the last reported sale price for the Common Stock on the Nasdaq Capital Market was $          per share. The net asset value (“NAV”) per share of the Common Stock as of the close of business on            , 2026 was $           , representing a premium of market price to NAV of             %.

Our currently outstanding shares of Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus will be, listed on the Nasdaq Capital Market under the symbol “DXR”.

This Prospectus Supplement, together with the accompanying Prospectus, dated January 20, 2026, sets forth the information that you should know before investing in shares of Common Stock. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the company, before deciding whether to invest, and you should retain them for future reference. A Statement of Additional Information, dated January 20, 2026 (the “SAI”), as supplemented to date, containing additional information about the company, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 29 of the accompanying Prospectus, or request other information about the company (including the company’s annual and semi-annual reports) or make shareholder inquiries by calling (888) 774-3268 or by writing the company, or you may obtain a copy (and other information regarding the company) from the SEC’s web site (http://www.sec.gov). Free copies of the company’s reports and the SAI will also be available from the company’s website at www.daxor.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement.

The shares of Common Stock do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying Prospectus contain or incorporate by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the company’s plans, strategies, and goals and our beliefs and assumptions concerning future economic and other conditions and the outlook for the company, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The company is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

PROSPECTUS SUPPLEMENT TABLE OF CONTENTS

PROSPECTUS TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. The company has not and Lake Street Capital Markets, LLC (“Lake Street”) has not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The company and Lake Street take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the respective dates on their front covers. The company’s business, financial condition and prospects may have changed since such dates. The company will advise investors of any material changes to the extent required by applicable law.

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PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the shares of Common Stock. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, dated January 20, 2026, especially the information set forth under the headings “Investment Objectives and Policies” and “Risk Factors” prior to making an investment in the company. You may also wish to request a copy of the company’s Statement of Additional Information, dated January 20, 2026 (the “ SAI “ ), which contains additional information about the company. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

The Company

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. While Daxor Corporation is registered as a closed-end investment company, it has always conducted its business as an operating company and has never been in, or held itself out to be in, the business of investing, reinvesting, owning, holding or trading in securities. Our major focus is the development of the BVA-100 ® Blood Volume Analyzer, an instrument that rapidly and accurately measures human blood volume. This instrument is used in conjunction with Volumex ®, a single-use radiopharmaceutical diagnostic injection and collection kit. We also own the Daxor Oak Ridge Operations (DORO) facility in Oak Ridge, Tennessee, which manufactures, tests, and develops next-generation models of the BVA-100 ®. We are offering shares of our common stock, par value $0.01 per share (the “Common Stock”), under this Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering.

The objective of our investments is to support and expand our operating businesses, through organic growth (i.e., the rate of business expansion through internal enhancement of the business and operations as opposed to mergers, acquisitions and takeovers). The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. Funds in excess of the company’s business needs are placed in instruments designed to maximize capital preservation and assure liquidity.

Management of the Company

The responsibility of the company’s Board of Directors is to exercise corporate powers and to oversee management of the business of Daxor Corporation. The officers of the company are principally responsible for its operations. The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the company has no investment advisors, administrator, affiliated brokerage, dividend paying agent, non-resident managers, or portfolio managers. The nature of the instruments in which funds in excess of immediate capital needs are placed are consistent with capital preservation and liquidity. Subject to the oversight of the Board, the company’s Chief Executive Officer, Michael Feldschuh, is the only individual responsible for the day-to-day management of Daxor’s investments.

Listing and Symbol

Our currently outstanding shares of Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus will be, listed on the Nasdaq Capital Market under the symbol “DXR”. As of             , 2026, the last reported sale price for the Common Stock on the Nasdaq Capital Market was $            per share. The net asset value (“NAV”) per share of the Common Stock as of the close of business on             , 2026 was $         , representing a premium of market price to NAV of              %. As of             2026, there were                outstanding shares of Common Stock.

The Offering

The company is offering               shares of our Common Stock, par value $0.01 per share at a purchase price of $           per share of Common Stock to certain institutional investors pursuant to this Prospectus Supplement and the accompanying Prospectus.

Under the Investment Company Act, the company may not sell shares of Common Stock at a price below the then current NAV per share, after taking into account any commission or discount.

Risks	See “Risk Factors” beginning on page 11 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the shares of Common Stock.
Use of Proceeds	We intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes, including to develop our products, fund capital expenditures, make investments in or acquisitions of other businesses, solutions or technologies or repay a portion of our outstanding borrowings. We currently have no plan or proposal to make any particular such investment or acquisition. Pending these uses, we intend to invest the net proceeds in, interest-bearing, investment-grade securities. Specifically, the interest bearing securities are preferred stocks with perpetual maturities that are rated investment grade (Baa3/BBB-/BBB- or higher) using the middle rating of Moody’s, S&P and Fitch.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common stock, you should consider carefully the risks described below, together with the other information in this prospectus. See also “Risk Factors” beginning on page 11 of the accompanying Prospectus, which are incorporated herein by reference. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase Common Stock.

Risk Related to this Offering

This offering and future sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could cause the market price for our Common Stock to decline.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have broad discretion over the use of net proceeds we receive from the sale of Common Stock in this offering, and despite our efforts may not use them in a manner that increases the value of your investment.

Our management has broad discretion to use the net proceeds we receive from the sale of Common Stock in this offering for general corporate purposes and could spend these funds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could have an adverse effect on our business and cause the price of our Common Stock to decline.

The placement agent of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Common stock.

We and all of our directors and executive officers have agreed to certain restrictions with respect to the sale or other disposition of our Common Stock for a period of 90 days following the date of this prospectus. The placement agent, at any time and without notice, may release all or any portion of the Common Stock held by directors and officers and subject to the foregoing lock-up agreements. See the section entitled “Plan of Distribution” for more information on these agreements. If the lock-up restrictions are waived, then the Common Stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Common Stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up restrictions, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate.

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SUMMARY OF EXPENSES

The following table contains information about the costs and expenses that shareholders will bear directly or indirectly. The table is based on the capital structure of the company as of June 30, 2025 (except as noted below), after giving effect to the anticipated net proceeds of the shares of Common Stock offered by us in this Prospectus Supplement and the accompanying Prospectus and assuming that the company incurs the estimated offering expenses. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Stock, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	%(1)
Offering expenses borne by the shareholders (as a percentage of offering price)	%(2)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares (3)
Management fees(4)	None
Annualized Interest Payments on Borrowed Funds		%
Annualized Other Expenses(5)		%
Total Annual Expenses before Taxes		%

Estimated Annualized Tax Expense		%
Total Annual Expense after Taxes(6)		%

(1)	Represents the placement agent fees with respect to the Common Stock being sold in this offering.
(2)	Represents the costs associated with the company’s registration statement and any offerings pursuant to such registration statement.
(3)	Based upon average monthly net assets applicable to shares of Common Stock during the period ended June 30, 2025 after giving effect to the anticipated net proceeds of the Common Stock offered by this Prospectus Supplement. There is no guarantee that there will be any sales of Common Stock pursuant to this Prospectus Supplement. The number of shares of Common Stock actually sold pursuant to this Prospectus Supplement may be less than as assumed herein.
(4)	The company does not pay a management fee.
(5)	Annualized Other Expenses are based on estimated amounts for current fiscal year.
(6)	The company has significant net operating loss and capital loss carry forwards and for the foreseeable future no adjustments to tax liabilities or operations is necessary. However, the company is subject to state and local taxes where the annualized impact to operations is not material.

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Example

As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in shares of Common Stock, assuming (1) “Total annual expenses” of             % of net assets attributable to shares of Common Stock, (2) the sales load of $         and estimated offering expenses of $          , and (3) a 5% annual return. The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the company’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at net asset value.

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$	$	$	$

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FINANCIAL HIGHLIGHTS

The table below sets forth financial data for weighted average shares of stock outstanding for the most recent semi-annual period and the fiscal year ended December 31, 2024 and for one share of capital stock outstanding throughout the periods presented. The investment return does not reflect sales load. For further financial highlights please reference the accompanying prospectus, which includes certain financial data for the fiscal years December 31, 2023 through the fiscal year ended December 31, 2015.

	Six Months Ended June 30, 2025 (Unaudited)	Year Ended December 31, 2024
Net Asset Value Per Share, Beginning of Period	$7.25	$7.08

Income (loss) from operations:
Net investment (loss) income	(0.06)	(0.32)
Net realized and unrealized gain (loss) from investments, options and securities borrowed	0.01	0.04
Net loss and unrealized appreciation of operating division	(0.02)	0.39
Other (1)	(0.07)	(0.20)
Total income from Operations	(0.14)	(0.09)

Capital share issuances:
Increase in net assets from stock based compensation	0.04	0.26
Increase in Net Asset Value Per Share	0.04	0.26

Net Asset Value Per Share, End of Period	$7.15	$7.25

Market Price Per Share of Common Stock, Beginning of Period	$9.60	$9.60
Market Price Per Share of Common Stock, End of Period	$9.79	$7.69
Change in Price Per Share of Common Stock	$0.19	$(1.91)

Total Investment Return	1.98%	(19.90)%

Weighted Average Shares Outstanding	4,959,591	4,842,476

Ratios/Supplemental Data

Net assets, End of Period (in 000’s)	$35,628	$35,792

Ratio of total expenses to average net assets	0.90%	5.07%

Ratio of net investment (loss) income after income taxes to average net assets	(0.85)%	(4.71)%

Portfolio turnover rate	0.00%	0.070%

(1)	Primarily due to the increase in Daxor shares outstanding for the six month period ended June 30, 2025 and the year ended December 31, 2024.

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CAPITALIZATION

 The company is offering              shares of our Common Stock, par value $0.01 per share at a purchase price of $               per share of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus.

During any 12-month period, the aggregate market value of securities we may offer under this registration statement may not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of our company, and this amount is currently $          .

There is no guarantee that the company will sell all of the shares of Common Stock available for sale hereunder or that there will be any sales of Common Stock hereunder.

The following table sets forth the company’s capitalization at June 30, 2025:

i.	on a historical basis; and

ii.	on an as adjusted basis to reflect the sale of shares of Common Stock at a price of $ per share, in an offering under this Prospectus Supplement and the accompanying Prospectus less the placement agent fees of $ and estimated offering expenses payable by the company of $ .

Net asset value (10,000,000 shares authorized, 5,459,452 issued and 4,984,452 outstanding June 30, 2025)

	Actual June 30, 2025	As Adjusted
		(Unaudited)
Capital paid in	$14,865,001	$
Total Undistributed earnings	25,259,756
Treasury Stock	(4,496,943)
Net Assets	$35,627,814	$

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USE OF PROCEEDS

Assuming the sale of the            shares of Common Stock offered herein, the net proceeds to the company from this offering will be approximately $             after deducting the placement agent fees and estimated offering expenses.

The company intends to use the net proceeds of $              from the sale of the securities offered hereby for working capital and other general corporate purposes, including to develop our products, fund capital expenditures, make investments in or acquisitions of other businesses, solutions or technologies or repay a portion of our outstanding borrowings. We currently have no plan or proposal to make any particular such investment or acquisition. Pending these uses, we intend to invest the net proceeds in, interest-bearing, investment-grade securities.  Specifically, the interest bearing securities are preferred stocks with perpetual maturities that are rated investment grade (Baa3/BBB-/BBB- or higher) using the middle rating of Moody’s, S&P and Fitch.

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PLAN OF DISTRIBUTION

We have engaged Lake Street Capital Markets, LLC, which we refer to as the placement agent, to act as our placement agent to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. Under the terms of a placement agency agreement between us and the placement agent, the placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, but only to arrange for the sale of the securities by us. Therefore, we may not sell all of the securities being offered hereby. The terms of this offering were subject to market conditions and negotiations between us and the prospective investors. We will enter into securities purchase agreements directly with the investors who have agreed to purchase our securities in this offering. We will only sell securities in this offering to such investors.

Delivery of the securities offered hereby is expected to occur on or about               , 2026, subject to the satisfaction of customary closing conditions.

We have agreed to pay the placement agent a cash fee equal to 8.0% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fee we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Public offering price	$	$
Placement agent fees	$	$

We estimate that our total expenses of this offering will be approximately $ million. This includes $100,000 of fees and expenses of the placement agent in respect of this offering. These expenses are payable by us.

We also have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

No Sales of Similar Securities

Our directors and officers, and certain significant stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock without the prior written consent of the placement agent for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the placement agent. Following the expiration of the lock-up periods, these shares will be available for sale in the public markets subject to restrictions under applicable securities laws.

Pursuant to the terms of the securities purchase agreement, we have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement, subject to limited exceptions.

Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The placement agent may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The placement agent may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principals. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed its participation in the distribution.

Electronic Offer, Sale, and Distribution

In connection with this offering, the placement agent or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the placement agent may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The placement agent may allocate a limited number of securities for sale to their online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any such placement agent. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the websites of the placement agent is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DXR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co.

Investment Company Act

Under the Investment Company Act of 1940, as amended, we may not sell our shares of common stock at a price below the then current NAV per share, after taking into account any commission or discount.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant State, no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the placement agent; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

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provided that no such offer of the securities shall require us or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the placement agent and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the placement agent have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of the securities through any financial intermediary on their behalf, other than offers made by the placement agent with a view to the final placement of the securities in this document. Accordingly, no purchaser of the securities, other than the placement agent, is authorized to make any further offer of the securities on behalf of us or the placement agent.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that has been approved by the Financial Conduct Authority, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the placement agent; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, or FSMA,

provided that no such offer of securities shall require us or any representatives to publish a prospectus pursuant to 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the U.K. Prospectus Regulation, each financial intermediary will also be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

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The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The securities may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

France

This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers, or the AMF, for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)	the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)	persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our securities for their own account and undertake not to transfer, directly or indirectly, our securities to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Germany

Each person who is in possession of this prospectus supplement is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the securities. In particular, the placement agents have represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the securities otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

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Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the Securities Law) and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the Addendum), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agents, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA,) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 32 of the Securities and Futures (Offers of Investment) (Shares and Debentures) Regulations 2005.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Switzerland

The securities may not be publiclyv offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones.

The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

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LEGAL MATTERS

Certain legal matters will be passed on by Foley & Lardner LLP, Milwaukee, Wisconsin, as counsel to the company in connection with the offering of Common Stock. Certain legal matters will be passed on by Faegre Drinker Biddle & Reath LLP, as counsel to Lake Street Capital Markets, LLC in connection with the offering of Common Stock.

ADDITIONAL INFORMATION

Daxor Corporation has filed a Registration Statement on Form N-2, including amendments thereto, with the Securities and Exchange Commission, Washington, D.C. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the company, reference is made to the Registration Statement. Statements contained in this Prospectus Supplement or the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

The SEC allows Daxor Corporation to “incorporate by reference” information into this Prospectus Supplement and the Prospectus, which means that the company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. The documents incorporated by reference herein include:

●	Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025.

●	Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025.

●	Current Report on Form 8-K as filed with the SEC on January 23, 2026.

Daxor Corporation will provide without charge upon written or oral request to each person a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning Daxor Corporation at:

Investor Relations

Daxor Corporation

109 Meco Lane Oak Ridge, TN 37830

(888)774-3268

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Daxor Corporation

                      Shares of Common Stock

PROSPECTUS SUPPLEMENT

Lake Street

        , 2026

DAXOR CORPORATION

BASE PROSPECTUS

$25,000,000

Daxor Corporation

Common Stock

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. While the company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities, the company is dependent upon earnings from its investment portfolio to fund operations and has registered as a closed-end investment company under the Investment Company Act of 1940, as amended. While Daxor Corporation is registered as a closed-end investment company, it has always conducted its business as an operating company and has never been in, or held itself out to be in, the business of investing, reinvesting, owning, holding or trading in securities.

We intend to file an application pursuant to Section 8(f) of the Investment Company Act of 1940 seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order.

Our major focus is the development of the BVA-100 ® Blood Volume Analyzer, an instrument that rapidly and accurately measures human blood volume. This instrument is used in conjunction with Volumex ®, a single-use radiopharmaceutical diagnostic injection and collection kit. We also own the Daxor Oak Ridge Operations (DORO) facility in Oak Ridge, Tennessee, which manufactures, tests, and develops next-generation models of the BVA-100 ®.

We may offer shares of our common stock, par value $0.01 per share, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a description of the common stock we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering. During any 12-month period, the aggregate market value of securities we may offer may not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of our company.

In addition, we are registering shares of our common stock for resale by the selling shareholder named in this prospectus, or its transferees, pledges, donees or successors. We will not receive any proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

Holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of legally available funds. Each holder of our common stock is entitled to one vote per share. Our common stock is described in greater detail in this prospectus under “Daxor Corporation Common Stock”.

A prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may offer shares of common stock (1) directly to one or more purchasers, (2) through agents that we may designate from time to time or (3) to or through underwriters or dealers. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement: (1) the names of those underwriters or agents; (2) applicable fees, discounts and commissions to be paid to them; (3) details regarding over-allotment options, if any; and (4) the net proceeds to us.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, and any applicable prospectus supplement that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, and any applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or the applicable securities are sold on a later date.

Our common stock has continuously been traded since its initial public offering. The company’s common stock is traded on Nasdaq under the symbol DXR.

There are risks involved in investing in the Daxor Corporation’s stock. See the “Risk Factors” section beginning on page 11 of this prospectus.

This prospectus sets forth concisely the information about Daxor Corporation that a prospective investor ought to know before investing. This prospectus should be retained for future reference. Additional information about the company, in the form of a Statement of Additional Information, dated as of the date of this prospectus, is incorporated herein by reference. You may request a free copy of the Statement of Additional Information, the table of contents of which is on page 25 of this prospectus, or request other information about the company (including our annual and semi-annual reports) or make shareholder inquiries by calling (888) 774-3268 or by writing us at 107 Meco Lane, Oak Ridge, TN 37830, Attention Corporate Secretary; or you may obtain a copy (and other information regarding the company) from the SEC’s website (www.sec.gov). Free copies of our reports and the SAI will also be available from our website at www.Daxor.com.

You may elect to receive shareholder reports and other communications from Daxor or your financial intermediary electronically, by calling Daxor at 212-330-8500 or by sending an email to Robert J. Michel, CFO at rmichel@daxor.com, or by contacting your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform Daxor that you wish to continue receiving paper copies of your shareholder reports by calling Daxor at 212-330-8500 or by sending an email to Robert J. Michel, CFO at rmichel@daxor.com. Your election to receive reports in paper will apply to all funds held with your financial intermediary.

The date of this prospectus is January 20, 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This Prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information included or incorporated by reference in this prospectus. Daxor Corporation has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information included in this prospectus is accurate as of any date other than the date on the front of this prospectus. The company’s prospects and its business, financial condition and results of operations, each may have changed since the date on the front of this prospectus.

FEE TABLE AND SYNOPSIS

The following table contains information about the costs and expenses that shareholders will bear directly or indirectly. The table is based on the capital structure of the company as of December 31, 2024 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of common stock, would bear directly or indirectly.

Common Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price)	-	%(1)
Offering expenses borne by shareholders (as a percentage of offering price)	-	%(2)

Percentage of Net Assets
Annual Expenses	Attributable to Common Shares (3)

Management Fees(4)	None
Annualized Interest Payments on Borrowed Funds	0.29%
Annualized Other Expenses (5)	4.42%
Total Annual Expenses before Taxes	4.71%
Estimated Annualized Tax Expense	0.10%
Total Annual Expenses after Taxes(6)	4.81%

(1)	If shares of Common Stock to which this prospectus relates are sold to or through underwriters, the applicable prospectus supplement will set forth any applicable sales load and the estimated expenses borne by the Company.
(2)	The company will bear the costs of the offering expenses and the applicable prospectus supplement will set forth the estimated offering costs.
(3)	Based upon average monthly net assets applicable to shares of Common Stock during the period ended December 31, 2024.
(4)	The company does not pay a management fee.
(5)	“Annualized Other Expenses” are based on estimated expense amounts for the current fiscal year.
(6)	As explained in the company’s Form N-CSR for the six months ended June 30, 2025, as filed on August 29, 2025, the company has significant net operating loss and capital loss carry forwards and for the foreseeable future no adjustments to tax liabilities or operations is necessary. However, the company is subject to state and local taxes where the annualized impact to operations is approximately 0.10%.

As required by relevant Securities and Exchange Commission regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in shares of common stock, assuming (1) “Total Annual Expenses after Taxes” of 4.81% of net assets attributable to shares and (2) a 5% annual return.

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the company’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

	1 Year	3 Years	5 Years	10 Years
Total Expenses paid by Common Shareholders	$48	$145	$242	$486

The example above does not include sales loads or estimated offering costs. In connection with an offering of shares of common stock, the applicable prospectus supplement will set forth an Example including sales load and estimated offering costs.

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Daxor Corporation

Financial Highlights

The tables below set forth financial data for weighted average shares of stock outstanding for each year and for one share of capital stock outstanding throughout the years presented. The total investment return does not reflect sales load. The financial highlights for the five most recent fiscal years are based on audited financial information. This information has been derived from our audited financial statements, which were audited by Bush & Associates CPA for the most recent fiscal year and by other independent registered public accounting firms for the other fiscal years, provided that Bush & Associates also reaudited our financial statements for the fiscal year ended December 31, 2023. The audited financial statements for the most recent fiscal year ended December 31, 2024, along with the audit report of Bush & Associates CPA, are included in our Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025. The unaudited financial statements for the most recent six-month period ended June 30, 2025 is included in our Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025. The Annual Report and Semi-Annual Report are available upon request by calling 212-330-8500.

Per share operating performance data is designed to allow you to trace the operating performance, on a per share of common stock basis, from the beginning net asset value to the ending net asset value, so that you can understand what effect the individual items have on your investment, assuming it was held throughout the period. Generally, the per share amounts are derived by converting the actual dollar amounts incurred for each item, as disclosed in the financial statements, to their equivalent per share of common stock amounts, using average shares of stock outstanding for each year and for one share of capital stock outstanding throughout the years presented

Total investment return measures Daxor’s performance assuming that investors purchased shares at market price or net asset value as of the beginning of the period, reinvested all their distributions and then sold their shares at the closing market price or net asset value on the last day of the period. The computations do not reflect taxes or any  sales commissions investors may incur on distributions or on the sale of shares.

The tables below set forth certain financial data for weighted average shares of stock outstanding for each year and for one share of capital stock outstanding throughout the years presented: “Net investment (loss) income,” “Net realized and unrealized gain (loss) from investments,” “Net loss and unrealized appreciation of operating division,” “stock based compensation expense,” “sale of treasury stock” and “cost relief of treasury stock sold”. We used weighted average shares outstanding for these items because of the increase in outstanding shares in 2024 and the six month period ended June 30, 2025, and we believe the use of weighted average shares outstanding best reflects the impact of the share increases on the calculation of these items. The total investment return does not reflect sales load.

	Six Months Ended June 30, 2025 (Unaudited)	Year Ended December 31, 2024
Net Asset Value Per Share, Beginning of Period	$7.25	$7.08

Income (loss) from operations:
Net investment (loss) income	(0.06)	(0.32)
Net realized and unrealized gain (loss) from investments, options and securities borrowed	0.01	0.04
Net loss and unrealized appreciation of operating division	(0.02)	0.39
Other (1)	(0.07)	(0.20)
Total income from Operations	(0.14)	(0.09)

Capital share issuances:
Increase in net assets from stock based compensation	0.04	0.26
Increase in Net Asset Value Per Share	0.04	0.26

Net Asset Value Per Share, End of Period	$7.15	$7.25

Market Price Per Share of Common Stock, Beginning of Period	$9.60	$9.60
Market Price Per Share of Common Stock, End of Period	$9.79	$7.69
Change in Price Per Share of Common Stock	$0.19	$(1.91)

Total Investment Return	1.98%	(19.90)%

Weighted Average Shares Outstanding	4,959,591	4,842,476

Ratios/Supplemental Data

Net assets, End of Period (in 000’s)	$35,628	$35,792

Ratio of total expenses to average net assets	0.90%	5.07%

Ratio of net investment (loss) income after income taxes to average net assets	(0.85)%	(4.71)%

Portfolio turnover rate	0.00%	0.070%

(1)	Primarily due to the increase in Daxor shares outstanding for the six month period ended June 30, 2025 and the year ended December 31, 2024.

2

	Year Ended December 31, 2023			Year Ended December 31, 2022

Net Asset Value Per Share, Beginning of Year		$6.75			$5.24

Income (loss) from operations:
Net investment income		(0.19)			(0.24)
Net realized and unrealized gain (loss) from investments, options and securities borrowed		(0.06)			(0.02)
Net loss and unrealized appreciation (depreciation) of operating division		0.31			1.53
Other		0.08			(0.40)
Total income (loss) from Investment Operations		0.14			0.87
Capital share issuances:

Increase in net assets from stock based compensation		0.15			0.19
Increase from sale of treasury stock and exercise of stock options		0.89			0.45
Increase (decrease) in Net Asset Value Per Share		(0.85)			-
		0.33			1.51
Net Asset Value Per Share, End of Year	$			$
		7.08			6.75
Market Price Per Share of Common Stock, Beginning of Year		$9.16			$11.29
Market Price Per Share of Common Stock, End of Year		9.60			9.16
Change in Price Per Share of Common Stock		$0.44			$(2.13)

Total Investment Return		4.8%			(18.87)%

Weighted Average Shares Outstanding		4,631,255			4,083,847

Ratios/Supplemental Data

Net assets, End of Year (in 000’s)		$34,010			$28,969
Ratio of total expenses to average net assets		3.32%			5.86%
Ratio of net investment (loss) income after income taxes to average net assets		(2.80)%			(4.73)%
Portfolio turnover rate		46.07	%(1)		0%

(1)	Primarily due to the increase in Daxor shares outstanding in 2024

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Daxor Corporation

Financial Highlights (continued)

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019

Net Asset Value Per Share, Beginning of Year	$3.89	$3.41	$3.49

Income (loss) from operations:
Net investment income	(0.20)	(0.08)	(0.03)
Net realized and unrealized gain (loss) from investments, options and securities borrowed	0.21	(0.32)	0.59
Net loss and unrealized appreciation (depreciation) of operating division	1.16	0.11	(0.69)
Other	0.00	0.01	0.00
Total income (loss) from Investment Operations	1.17	(0.28)	(0.13)
Capital share issuances:

Increase in net assets from stock based compensation	0.18	0.06	0.05
Increase from sale of treasury stock and exercise of stock options	-	0.70	0.00
Increase (decrease) in Net Asset Value Per Share	1.35	0.48	(0.08)

Net Asset Value Per Share, End of Year	$5.24	$3.89	$3.41

Market Price Per Share of Common Stock, Beginning of Year	$12.50	$9.40	$8.20
Market Price Per Share of Common Stock, End of Year	11.29	12.50	9.40
Change in Price Per Share of Common Stock	$(1.21)	$3.10	$1.20

Total Investment Return	(9.68)%	32.98%	14.63%

Weighted Average Shares Outstanding	4,036,660	3,935,902	3,746,858

Ratios/Supplemental Data

Net assets, End of Year (in 000’s)	$21,153	$15,675	$12,766
Ratio of total expenses to average net assets	7.29%	5.79%	4.26%
Ratio of net investment (loss) income after income taxes to average net assets	(5.44)%	(3.53)%	(1.12)%
Portfolio turnover rate	0.00%	12.54%	0.00%

4

Daxor Corporation

Financial Highlights (continued)

	Year Ended December 31, 2018	Year Ended December 31, 2017
Net Asset Value Per Share, Beginning of Year	$3.68	$4.04

Income (loss) from operations:
Net investment income	0.00	0.07
Net realized and unrealized gain (loss) from investments, options and securities borrowed	0.03	0.23
Net realized and unrealized loss from operating division	(0.36)	(0.62)
Income tax (expense) benefit	0.09	-
Other	0.05	(0.01)
Total income (loss) from operations	(0.19)	(0.33)

Distributions to shareholders from net investment income	0.00	(0.03)

Increase (decrease) in Net Asset Value Per Share	(0.19)	(0.36)

Net Asset Value Per Share, End of Year	$3.49	$3.68

Market Price Per Share of Common Stock, Beginning of Year	$4.57	$8.24
Market Price Per Share of Common Stock, End of Year	8.20	4.57
Change in Price Per Share of Common Stock	$3.63	$(3.67)

Total Investment Return	79.43%	(44.54)%

Weighted Average Shares Outstanding	3,741,954	3,767,756

Ratios/Supplemental Data

Net assets, End of Year (in 000’s)	$13,062	$13,758

Ratio of total expenses to average net assets	3.14%	1.90%

Ratio of net investment income before income taxes to average net assets	0.07%	1.89%

Ratio of net investment (loss) income after income taxes to average net assets	2.55%	1.72%

Portfolio turnover rate	0.52%	3.63%

5

Daxor Corporation

Financial Highlights (continued)

	Year Ended December 31, 2016	Year Ended December 31, 2015

Net Asset Value Per Share, Beginning of Year	$3.74	$6.16

Income (loss) from operations:
Net investment income	0.03	0.11
Net realized and unrealized gain (loss) from investments, options and securities borrowed	0.56	(2.12)
Net realized and unrealized loss from operating division	(0.21)	-
Income tax (expense) benefit	-	(0.32)
Other	(0.05)	(0.05)
Total income (loss) from Investment Operations	0.33	(2.36)

Less:
Distributions to shareholders from net investment income	(0.03)	(0.04)

Increase (decrease) in Net Asset Value Per Share	0.30	(2.42)

Net Asset Value Per Share, End of Year	$4.04	$3.74

Market Price Per Share of Common Stock, Beginning of Year	$7.60	$6.80
Market Price Per Share of Common Stock, End of Year	8.24	7.60
Change in Price Per Share of Common Stock	$0.64	$0.80

Total Investment Return	8.42%	11.76%

Weighted Average Shares Outstanding	3,825,476	3,921,697

Ratios/Supplemental Data

Net assets, End of Year (in 000’s)	$15,344	$14,427
Ratio of total expenses to average net assets	2.44%	3.06%
Ratio of net investment income before income taxes to average net assets	0.86%	2.31%
Ratio of net investment (loss) income after income taxes to average net assets	0.78%	(4.18)%
Portfolio turnover rate	7.59%	7.43%

6

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors; and

●	directly to investors; or through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may discontinue any of these activities, if commenced, at any time.

7

General

Agents, underwriters, or dealers participating in an offering of Common Shares may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered shares of common stock for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this prospectus relates to the offering of the shares of common stock not yet issued as of the date of this prospectus.

To the extent permitted under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the company after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A prospectus and any accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Such allocations of shares of common stock for internet distributions will be made on the same basis as other allocations. In addition, shares of common stock may be sold by the underwriters to securities dealers who resell shares of common stock to online brokerage account holders.

SENIOR SECURITIES

Information about our senior securities is shown in the following table as of the end of the last 10 fiscal years. The report of our independent registered public accounting firm, Bush & Associates CPA, on the senior securities table as of the fiscal years reported below is attached as an exhibit to the registration statement of which this prospectus is a part.

Year	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage Per $1,000 of Indebtedness	Involuntary Liquidating Preferences Per Unit	Average Market Value(1)
Margin Loans 2024	$729,966	$50,033	N/A	N/A
Margin Loans 2023	$755,659	$46,008	N/A	N/A
Margin Loans 2022	$1,229,164	$24,568	N/A	N/A
Margin Loans 2021	$3,022,542	$7,998	N/A	N/A
Margin Loans 2020	$170,689	$92,835	N/A	N/A
Margin Loans 2019	$1,342,550	$10,509	N/A	N/A
Margin Loans 2018	$4,454,613	$3,932	N/A	N/A
Margin Loans 2017	$4,334,552	$4,174	N/A	N/A
Margin Loans 2016	$2,801,732	$6,477	N/A	N/A
Margin Loans 2015	$3,845,112	$4,752	N/A	N/A
Margin Loans 2014	$21,356,338	$2,146	N/A	N/A

(1)	Not applicable as the senior securities are not registered for public trading.

8

SELLING SHAREHOLDER

We are registering certain of the shares covered by this prospectus on behalf of the selling shareholder named in the table below (including its donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this prospectus), the Joseph Feldschuh Estate. We are registering the shares to permit the selling shareholder to offer these shares for resale from time to time. The selling shareholder may sell all, some or none of the shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the selling shareholder.

The estate of Joseph Feldschuh, M.D., controls more than 50% of the company’s voting power, and shareholders and members of the company’s board of directors submit nominees for election to the company’s board to Mr. Michael Feldschuh, executor of the Joseph Feldschuh estate, for his consideration.

NUMBER OF
	SHARES	NUMBER OF
	OWNED PRIOR	SHARES BEING
	TO THIS	OFFERED	SHARES OWNED AFTER
SELLING SHAREHOLDER	OFFERING	HEREBY	OFFERING (1)
			NUMBER	PERCENTAGE (2)
Joseph Feldschuh Estate	2,553,230	-0-	2,553,230	51.5%

(1)	Assumes that the shareholder disposes of all of the shares of common stock covered by this prospectus and does not acquire or dispose of any additional shares of common stock. However, the selling shareholder is not representing that any of the shares covered by this prospectus will be offered for sale, and the selling shareholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares.

(2)

The percentage of common stock beneficially owned is based on the shares of common stock outstanding on December 16, 2025. This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes, including to develop our products, fund capital expenditures, make investments in or acquisitions of other businesses, solutions or technologies or repay a portion of our outstanding borrowings. We currently have no plan or proposal to make any particular such investment or acquisition. Pending these uses, we intend to invest the net proceeds in, interest-bearing, investment-grade securities. Specifically, the interest bearing securities are preferred stocks with perpetual maturities that are rated investment grade (Baa3/BBB-/BBB- or higher) using the middle rating of Moody’s, S&P and Fitch.

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The selling shareholder will receive all of the proceeds from the sale of the common stock offered by this prospectus for the selling shareholder. We will not receive any of the proceeds from the sale of such common stock.

GENERAL DESCRIPTION OF DAXOR CORPORATION

General

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. Daxor Corporation was originally incorporated in New York State as Iatric Corporation in May 1971 for cryobanking services and discontinued these services through its wholly-owned subsidiary, Scientific Medical Systems in 2017. In October 1971, the name Iatric Corporation was changed to Idant Corporation. In May 1973, the name Idant Corporation was changed to Daxor Corporation.

Our principal executive offices are located at 107 Meco Lane, Oak Ridge, TN 37830.

While the company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities, the company is dependent upon earnings from its investment portfolio to fund operations. While Daxor Corporation is registering as a closed-end investment company, Daxor Corporation’s major focus will remain the development of the BVA-100 ® Blood Volume Analyzer, an instrument that rapidly and accurately measures human blood volume. This instrument is used in conjunction with Volumex ®, a single-use radiopharmaceutical diagnostic injection and collection kit.

We intend to file an application pursuant to Section 8(f) of the Investment Company Act of 1940 seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order.

We also own the Daxor Oak Ridge Operations (DORO) facility in Oak Ridge, TN, which manufactures, tests, and develops next-generation models of the BVA-100 ®.

We maintain an internet website at www.daxor.com. Except as expressly incorporated herein by reference, the information contained on the website is not incorporated by reference into this prospectus or into any other document filed by us with the Securities and Exchange Commission.

Investment Objectives and Policies

Our objective is to support and expand our operating businesses, through organic growth (i.e., the rate of business expansion through internal enhancement of the business and operations as opposed to mergers, acquisitions and takeovers). The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. Funds in excess of the company’s business needs are placed in instruments designed to maximize capital preservation and assure liquidity. The foregoing policies may be changed without a shareholder vote.

We concentrate our investments in the utility industry and have an investment policy that calls for a minimum of 80% of the company’s investment portfolio to consist of electric utility stocks. The Board of Directors has authorized this minimum to be temporarily lowered to 70% when management deems it to be necessary. At least once a year, the company reviews its investment strategy, and more frequently as needed, at board meetings.

The investment portfolio primarily consists of electric utility companies which are publicly traded common and preferred stock. In addition to receiving income from dividends from the securities held in the investment portfolio, we also have an investment policy of selling puts on stocks that we are willing to own. Such options usually have a maturity of less than 1 year. The company will also sell covered calls on securities within its investment portfolio. Covered calls involve stocks, which usually do not exceed 15% of the value of the company’s portfolio.

We will, at times, sell naked or uncovered calls, as well as, engage in short sales as part of an income strategy, and to a lesser extent a strategy to mitigate risk. Our net short position will usually amount to less than 15% of the company’s portfolio value.

10

At this time, investments in debt instruments and foreign securities are not a principal investment strategy, and we expect any such investments to be minimal.

Risk Factors

Deregistration as Investment Company

We intend to file an application pursuant to Section 8(f) of the Investment Company Act of 1940 seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order. In addition, if we receive the requested order, our tax treatment may change, and such a change could have an adverse effect on the value of an investment in Daxor.

In connection with deregistering as an investment company, we will take the appropriate steps to register under the Securities Exchange Act of 1934, as amended, and will continue to be listed on Nasdaq.

With regard to this registration statement, if we receive the order declaring that we have ceased to be an investment company, then we will immediately cease any offering under this registration statement. In such eventuality, we will take the appropriate steps to convert this registration statement to a registration statement on Form S-1 or Form S-3, as appropriate.

Investment Portfolio Risks

Market Risks

Loss of money is a risk of investing in the company. The net asset value of the company can be expected to change daily and you may lose money. There is no guarantee that the performance of our investment portfolio will be positive over any period of time, either short-term or long-term. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole.

U.S. and international markets have experienced significant periods of volatility in recent years due to a number of economic, political and global macro factors, including the impact of the coronavirus (COVID-19) as a global pandemic and related public health issues, growth concerns in the U.S. and overseas, uncertainties regarding interest rates, trade tensions and the threat of tariffs imposed by the U.S. and other countries. In particular, the spread of the novel coronavirus worldwide has resulted in disruptions to supply chains and customer activity, stress on the global healthcare system, rising unemployment claims, quarantines, cancellations, market declines, the closing of borders, restrictions on travel and widespread concern and uncertainty. Health crises and related political, social and economic disruptions caused by the spread of the recent coronavirus outbreak may also exacerbate other pre-existing political, social and economic risks in certain countries. It is not possible to know the extent of these impacts, and they may be short term or may last for an extended period of time. These developments as well as other events, such as the U.S. presidential election, could result in further market volatility and negatively affect security prices, the liquidity of certain securities and the normal operations of securities exchanges and other markets, despite government efforts to address market disruptions.

Equity Investments

Because we invest in equity securities, fluctuations in the stock market in general, as well as in the value of particular equity securities held by us, can affect the performance of our investment portfolio. The value of equity securities will fluctuate due to many factors, including the past and predicted earnings of the issuer, the quality of the issuer’s management, general market conditions, forecasts for the issuer’s industry and the value of the issuer’s assets.

11

Industry Concentration

We concentrate our investments within the electric utility industry. Because of its narrow industry focus, the performance of our investment portfolio is tied closely to and affected by developments in the electric utility industry, such as competition and weather. The electric utility industry is also sensitive to increased interest rates because of the industry’s capital intensive nature. Also, an increase in interest rates could cause some electric utilities to decrease dividends paid to shareholders which would reduce our investment income. The earnings of electric utility companies could also be negatively affected by power outages. Electric utilities operate in an environment of federal, state and local regulations, and these regulations may disproportionately affect an individual utility.

Short Sale Risks

Our investment portfolio will suffer a loss if it sells a security short and the value of the security rises rather than falls. It is possible that the investment portfolio’s long positions will decline in value at the same time that the value of its short positions increase, thereby increasing potential losses to the portfolio. Short sales expose our investment portfolio to the risk that it will be required to buy the security sold short (also known as “covering” the short position) at a time when the security has appreciated in value, thus resulting in a loss to the portfolio. The investment performance of our investment portfolio will also suffer if it is required to close out a short position earlier than it had intended. In addition, our investment portfolio may be subject to expenses related to short sales that are not typically associated with investing in securities directly, such as costs of borrowing. These expenses may negatively impact the performance of the investment portfolio. Short positions introduce more risk to the investment portfolio than long positions (purchases) because the maximum sustainable loss on a security purchased (held long) is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the shorted security. Therefore, in theory, securities sold short have unlimited risk.

Put and Call Options Risk

The use of options involves investment strategies and risks different from those associated with ordinary portfolio securities transactions. If a strategy is applied at an inappropriate time or market conditions or trends are judged incorrectly, the use of options may lower the return on the investment. There can be no guarantee that the use of options will increase the return or income on an investment. In addition, there may be an imperfect correlation between the movement in prices of options and the securities underlying them and there may at times not be a liquid secondary market for various options. An abrupt change in the price of an underlying security could render an option worthless. The prices of options are volatile and are influenced by, among other things, actual and anticipated changes in the value of the underlying instrument, or in interest or currency exchange rates, including the anticipated volatility of the underlying instrument (known as implied volatility), which in turn are affected by fiscal and monetary policies and by national and international political and economic events, as will the performance of the issuer of the underlying instrument. As such, prior to the exercise or expiration of the option, the Company is exposed to implied volatility risk, meaning the value, as based on implied volatility, of an option may increase due to market and economic conditions or views based on the sector or industry in which issuers of the underlying instrument participate, including company-specific factors.

By writing put options, the Company takes on the risk of declines in the value of the underlying instrument, including the possibility of a loss up to the entire strike price of each option it sells, but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. When the Company writes a put option, it assumes the risk that it must purchase the underlying instrument at a strike price that may be higher than the market price of the instrument. If there is a broad market decline and the Company is not able to close out its written put options, it may result in substantial losses. By writing a call option, the Company may be obligated to deliver instruments underlying an option at less than the market price. In the case of an uncovered call option, there is a risk of unlimited loss. When an uncovered call is exercised, the Company must purchase the underlying instrument to meet its call obligations and the necessary instruments may be unavailable for purchase. When the Company writes a covered call option, it gives up the opportunity to profit from a price increase in the underlying instrument above the strike price. If a covered call option that the Company has written is exercised, the Company will experience a gain or loss from the sale of the underlying instrument, depending on the price at which the Company purchased the instrument and the strike price of the option. The Company will receive a premium from writing options, but the premium received may not be sufficient to offset any losses sustained from exercised options. In the case of a covered call, the premium received may be offset by a decline in the market value of the underlying instrument during the option period. If an option that the Company has purchased is never exercised or closed out, the Company will lose the amount of the premium it paid and the use of those funds. There were no put or call option positions at December 31, 2024.

12

Operating Company Risks

Our business is at an early stage of commercial development and we may struggle to generate significant commercial uptake in our products with our current resources.

Our business is at an early stage of commercial development. We have a base of installed devices or tests run at approximately 80 hospitals and clinics and approximately 65,000 kits have been sold to clinicians. These sites are covered by a sales, marketing, technical, and clinical support team of 12 individuals composed of employees and consultants. Investment in expanding these resources will be required to reach larger target customers at hospitals and clinics across the country.

In addition, significant research and clinical studies on the potential benefits of blood volume analysis to guide therapeutic decisions will be required to gain acceptance into the guidelines of care and for broader clinical adoption. There is no guarantee that these studies will be successful or completed in a timely or cost-effective manner allowing the company to benefit commercially from their completion.

We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

We have used a significant amount of cash and retained earnings since inception to finance the continued development and testing of our BVA-100 system, and we expect to need additional capital resources in order to further commercialize the product as well as develop related products and updates to our existing device.

We may not be successful in maintaining operating cash flow, and the timing of our capital expenditures and other expenditures may impede our commercialization efforts if not sufficient. If financing is not sufficient and additional financing is not available or available only on terms that are detrimental to our long-term survival, it could have a material adverse effect on our ability to successfully commercialize our technology.

Additional financing through strategic collaborations, public or private equity or debt financings or other financing sources may not be available on acceptable terms for our operating company, or at all. Additional equity financing could result in dilution to our shareholders. Further, if we obtain additional funds through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product or products that we would otherwise seek to develop and commercialize on our own.

If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or product development initiatives, any of which could have an adverse effect on our financial condition or business prospects.

Our financial reporting reflects our status as a closed-end investment fund with an operating medical device division whose financial performance is not broken out in detail and reported on a regular basis as is the case with traditional operating companies. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Shareholders seek detailed financial information in their investments and our reporting structure conforms to that of an investment fund. Investors may become dissatisfied with the level of reporting detail that our current fund structure maintains and require greater transparency in the future or lose confidence in the management resulting in a negative impact on the stock price. While the company intends to file for a change of reporting structure in the future to a traditional operating company with the SEC as revenues from the operating division increase whether that will be achievable and at what date remains unknown at this point in time.

If our efforts to protect our intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies. Any disclosure to or misappropriation by third parties of our trade secrets or other confidential information could assist competitors in duplicating or surpassing our technological achievements, thus eroding the competitive advantage we may derive from these patents or know-how.

13

The strength of patents in the medical diagnostic field involves complex legal and scientific questions and can be uncertain. The patent applications we own may fail to result in issued patents in the United States or in foreign countries and existing patents on parts of our technology have entered the public domain. Third parties may challenge the validity, enforceability or scope of any issued patents we own or license or any applications that may issue as patents in the future, which may result in those patents being narrowed, invalidated or held unenforceable. Even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from developing similar products that do not fall within the scope of our patents. If the breadth or strength of protection provided by the patents we hold or pursue is threatened, our ability to commercialize any product candidates with technology protected by those patents could be threatened. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain at the time of filing that we are the first to file any patent application related to our technology.

In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our discovery platform and drug development processes that involve proprietary know-how, information or technology that is not covered by patents or not amenable to patent protection. Although we endeavor that all of our employees and certain consultants and advisors to assign inventions to us, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology to enter into confidentiality agreements, our trade secrets and other proprietary information may be disclosed or competitors may otherwise gain access to such information or independently develop substantially equivalent information. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant difficulty in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the trade secret intellectual property related to our technologies to third parties, we may not be able to establish or maintain the competitive advantage that we believe is provided by such intellectual property, which could materially adversely affect our market position and business and operational results.

We may be involved in lawsuits to protect or enforce our patent, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents. To attempt to stop infringement or unauthorized use, we may need to enforce one or more of our patents, which can be expensive and time-consuming and distract management. If we pursue any litigation, a court may decide that a patent of ours or our licensor’s is not valid or is unenforceable, or may refuse to stop the other party from using the relevant technology on the grounds that our patents do not cover the technology in question. Further, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, which could reduce the likelihood of success of any infringement proceeding we pursue in any such jurisdiction. An adverse result in any infringement litigation or defense proceedings could put one or more of our patents at risk of being invalidated, held unenforceable, or interpreted narrowly and could put our patent applications at risk of not issuing, which could limit our ability to exclude competitors from directly competing with us in the applicable jurisdictions.

Interference proceedings provoked by third parties or brought by the U.S. PTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to use it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms, or at all. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees.

14

If we are unsuccessful in obtaining or maintaining patent protection for intellectual property in development, our business and competitive position would be harmed.

We are seeking patent protection for some of our technology and future products. Patent prosecution is a challenging process and is not assured of success. If we are unable to secure patent protection for our technology and product candidates, our business may be adversely impacted.

In addition, issued patents and pending international applications require regular maintenance. Failure to maintain our portfolio may result in loss of rights that may adversely impact our intellectual property rights, for example by rendering issued patents unenforceable or by prematurely terminating pending international applications.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We currently, and expect in the future to continue to, seek to protect these trade secrets, in part, by entering into confidentiality agreements with parties who have access to them, such as our employees, collaborators, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for any such disclosure. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they disclose the trade secrets, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

We will have to hire additional executive officers and employees to expand our business. If we are unable to hire qualified personnel, we may not be able to implement our business strategy.

The loss of the services of any of our key product or business development employees could delay our product development programs and our research and development efforts. We do not maintain key person life insurance on any of our officers, employees or consultants. In order to develop our business in accordance with our business strategy, we will have to hire additional qualified personnel, including in the areas of sales, physician education, manufacturing, clinical trials management, regulatory affairs, and business development. We will need to raise sufficient funds to hire the necessary employees and have commenced our search for additional key employees.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more key executive officers, or scientific officers, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise will require the addition of new management personnel and the development of additional expertise by existing management personnel.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause our business to suffer.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with regulations of governmental authorities, such as the FDA or the European Medicines Agency, or EMA, to provide accurate information to the FDA or EMA, to comply with manufacturing standards we have established, to comply with federal, state and international healthcare fraud and abuse laws and regulations as they may become applicable to our operations, to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we currently take and the procedures we may establish in the future as our operations and employee base expand to detect and prevent this type of activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure by our employees to comply with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

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If we experience delays or difficulties in clinical outcome studies or lack the funding to conduct them, receipt of necessary outcome data could be delayed or prevented.

Clinical trials using our BVA-100 depend upon the successful funding, enrollment, and initiation of studies in coordination with research institutions and hospitals. The company does not have sufficient funds to fully sponsor as many outcome studies as may be warranted for adoption of our diagnostic as a standard of care. As such, the company depends upon a combination of grants and research agreements with sponsoring institutions for many of the studies that have been conducted with its technology and anticipates continuing to do so for the foreseeable future.

We and our suppliers are subject to extensive FDA regulation, which can be costly and time consuming and can subject us to unanticipated business costs or difficulties. Even though regulatory approval for products may have been granted, those products may still face regulatory difficulties.

All of our current and potential products, as well as those supplied to Daxor by third parties, processing and manufacturing activities, are subject to comprehensive regulation by the FDA in the United States and by comparable authorities in other countries. The company has spent considerable resources and time obtaining FDA and other required regulatory approvals but is still subject to regulatory action from the FDA if it chooses to revoke or enforce an interpretation of the regulations that would make distribution or manufacture of our products disallowed.

If we, or third-party manufacturers we may contract with, violate regulatory requirements at any stage the FDA may take enforcement action(s) against us, which could include issuing a warning or untitled letter, placing a clinical hold on an ongoing clinical trial, product seizure, enjoining our operations, refusal to consider our applications for pre-market approval, refusal of an investigational new drug application, fines, or even civil or criminal liability, any of which could materially harm our reputation and financial results. In addition, if manufacturing problems occur, regulators may withdraw their approval or demand additional changes in product manufacture or marketing practices.

Enforcement actions we and our suppliers are subject to include:

●	warning letters or other actions requiring changes in product manufacturing processes or restrictions on product marketing or distribution;

●	product recalls or seizures or the temporary or permanent withdrawal of a product from the market;

●	suspending any ongoing clinical trials;

●	temporary or permanent injunctions against our production operations; and

●	fines, restitution or disgorgement of profits or revenue, the imposition of civil penalties or criminal prosecution.

The occurrence of any of these actions would likely cause a material adverse effect on our business, financial condition and results of operations.

Any difficulties or failures that we encounter regarding regulatory approval for our products or those of third-party suppliers would likely have a substantial adverse impact on our ability to generate product sales, and could make any search for a collaborative partner more difficult.

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For some of our products, we currently lack sufficient manufacturing capabilities to produce our products in-house and rely upon third party suppliers. Disruption in our manufacturing supply, could negatively impact our ability to meet any future demand for the product.

We expect that we would need to significantly expand our manufacturing capabilities to meet potential demand for our diagnostic devices and Volumex kits. In addition, we depend upon a single manufacturer for components of our products and a disruption in that supply could materially impact our business disrupting out ability to meet demand.

We currently manufacture our BVA-100 device in a 20,000 square foot facility in Oak Ridge, Tennessee. If our facilities where our products are currently being manufactured or equipment were significantly damaged or destroyed, or if there were other disruptions, delays or difficulties affecting manufacturing capacity, including if such facilities are deemed not in compliance with current Good Manufacturing Practice, or GMP, requirements, future clinical studies and commercial production for our products would likely be significantly disrupted and delayed. It would be both time-consuming and expensive to replace this capacity with third parties, particularly since any new facility would need to comply with the regulatory requirements.

Ultimately, if we are unable to supply our products to meet commercial demand, whether because of processing constraints or other disruptions, delays or difficulties that we experience, our production costs could dramatically increase and sales of our products and their long-term commercial prospects could be significantly damaged.

To be successful, our diagnostic products must be broadly accepted by the healthcare community, which can be very slow to adopt or unreceptive to new technologies and products.

The products that we manufacture represent substantial departure from more established methods of volume assessment and compete with a number of more conventional therapies based upon measures of pressure or hemodynamics manufactured and marketed by major medical device companies. The degree of market acceptance and uptake of our products depends on a number of factors, including:

●	our establishment and demonstration to the medical community the clinical efficacy and safety of our proposed products;

●	our ability to demonstrate that our products are superior to alternatives currently on the market in accuracy and ease of use;

●	our ability to establish in the medical community the potential advantage of our diagnostic over alternative diagnostic methods; and

●	reimbursement policies of government and third-party payers.

If the healthcare community does not accept our products for any of these reasons, or for any other reason, our business would be materially harmed.

Our competition includes diagnostic companies that have significant advantages over us.

The market for medical diagnostic products is highly competitive. We expect that our most significant competitors will be fully integrated and more established medical device companies with extensive product lines and distribution networks. These companies may seek to develop similar products, and they have significantly greater capital resources and research and development, manufacturing, testing, regulatory compliance, and marketing capabilities. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render our products or future products that we develop obsolete.

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We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We are exposed to the risk of liability claims, for which we may not have adequate insurance.

Since we participate in the health care industry, we may be subject to liability claims by employees, customers, end users and third parties for past products and services as well as current or future products. While the company carries liability insurance there can be no assurance that the liability insurance we carry will be adequate to cover claims asserted against us or that we will be able to maintain such insurance in the future

We currently have a marketing and sales force of approximately 12 employees and consultants. If we are unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may not be able to effectively market and scale our sales to a significant scale.

We currently have a marketing and sales team for the marketing, sales and distribution of our BVA-100 device and kits. In order to fully commercialize our products, we must expand our territory-by-territory basis marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so.

Any failure or delay in the further development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of any of our products that we obtain approval to market. We may choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. If we are unable to enter into such arrangements when needed on acceptable terms or at all this will adversely affect our ability to rapidly scale the sale of our products.

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Our business and operations would suffer in the event of system failures or natural and man-made disasters.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our operations. For example, a hurricane or severe flood could disrupt one of our key suppliers disrupting our supply chain for weeks or months causing material losses. If any disruption or security breach resulted in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and additional costs despite some insurance products that the company has purchased to mitigate such costs.

We have incurred net operating losses in the past, and may incur them in the future.

We have incurred cumulative net operating losses in the past. These losses have mainly resulted from ongoing expenses for marketing and research and development as the company attempts to build a market for its products. In the past, the company’s cumulative net income from investments and other items exceeded the operating losses and provided the necessary funds for its continued research and development and marketing. It is the opinion of management that the financial health of the company would have been adversely affected if net income from investments had been substantially less than losses from operations. There is no guarantee that future net income from investments will continue to completely offset operating losses.

The loss of any one customer could have an adverse effect on our consolidated operating business for a short period of time.

In the past, the sale of Blood Volume Kits has accounted for a significant portion of the company’s total consolidated operating revenue, and a small number of customers (hospitals) has comprised the majority of such sales. Management believes that the loss of any one customer would have an adverse effect on our consolidated operating business for a short period of time. The company continues to seek new customers, so that any one hospital will represent a smaller percentage of overall sales.

If there is a decrease in the market value of our available for sale securities, this could have an adverse effect on our ability to fund research and development and marketing efforts.

At December 31, 2024, 67.2% of the fair market value of Daxor’s investment in securities consisted of utility stocks, all of which are electric utilities, whose market price can be sensitive to rising interest rates. The company’s investment policy calls for a minimum of 80% of the investment portfolio to consist of electric utility stocks. The Board of Directors has authorized this minimum to be temporarily lowered to 70% when management deems it to be necessary. Investments in utilities are primarily in electric companies. Investments in non-utility stocks will generally not exceed 20% of the value of the portfolio of investment securities. Given the current volatility in the market, management feels this is a temporary situation. Depending on the duration of the current market conditions the Board of Directors will revisit this investment policy. At December 31, 2024, the fair market value of Daxor’s investment in securities was 8.36% of total net assets. The value of the operating division on a standalone basis and other assets and liabilities was the remaining balance of the portfolio. At December 31, 2024, the company’s investment portfolio consisted of 8 separate investments in common stocks and one preferred stock. The top five holdings as of this date in the investment portfolio were Bank of America, Evergy. Avista, Enbridge and Eversource. These five holdings comprised 92.9% of the value of the investments in our securities portfolio and accounted for 53.9% of the dividend income for the year ended December 31, 2024.

There is a risk that in an environment of rising interest rates that the market value of these stocks could decline and the utilities could reduce their dividend payments to compensate for increased interest expense. This could have an adverse effect on Daxor’s ability to fund research and development and marketing efforts necessary to build a market for the company’s products.

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The absence of patents or the inability to defend patents could negatively impact our ability to compete for and obtain new business.

Daxor Corporation’s patents for the BVA 100 expired in 2010. The company filed two additional patent applications for an automated instrument to measure human blood volume which were granted April 7, 2015. The filings describe innovations which will be or have been incorporated into the company’s BVA-100 Blood Volume Analyzer, these patents expanded the capabilities of the analyzer to incorporate total body albumin measures and error correction software to improve accuracy. In addition, the company filed additional patents on its blood volume technology in January of 2018, and has several more patents in various stages of development.

The blood volume analyzer, however, works most efficiently with the tracer injection kit system which has a separate patent and which expired in 2016. It is possible that another company could develop another version of the Blood Volume Analyzer which would use a different tracer injection kit. To the best of the company’s knowledge, this has not happened yet and management views the development of a competing tracer injection kit as unlikely.

If the current manufacturer were to cease filling the Volumex syringes for us for any reason before we had a chance to make alternative arrangements, this could have a material negative impact on our operating revenue.

All of Daxor Corporation’s orders for Volumex syringes are filled by a single FDA inspected radio pharmaceutical manufacturer. If this manufacturer were to cease filling the Volumex syringes for the company or were denied permission to do so by FDA for any reason before the company had a chance to make alternative arrangements, the effect on the company’s operating revenue could be material. In January 2007, we purchased two 10,000 square foot buildings in Oak Ridge, Tennessee to expand its research, development, and manufacturing capabilities.

Other Policies

Our management expects that our investment portfolio will continue to consist primarily of publicly traded common and preferred stocks of electric utilities. The percentage of investments other than electric utilities is expected to remain at less than 20% of the investment portfolio.

With regard to the non-principal investments for the investment portfolio, we are flexible in how we may allocate our investments. We may allocate the non-principal investments among the following types of securities, in proportions which reflect the judgment of our management of the potential returns and risks of such securities:

●	Common stocks and other equity securities (including common stocks, preferred stocks, convertible preferred stocks, warrants, options and American Depository Receipts);
●	Bonds and other debt securities (including U.S. Treasury Notes and Bonds, investment grade corporate debt securities, convertible debt securities and debt securities below investment grade); and
●	Money market instruments.

Forward-Looking Statements Regarding Daxor Corporation

Statements made by Daxor Corporation in this prospectus that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Exchange Act. These forward-looking statements are necessarily estimates reflecting the judgment of the company’s senior management based on its current estimates, expectations, forecasts and projections and include comments that express the company’s current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the company’s control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks, uncertainties and other factors which could cause results to differ materially from management’s expectations are discussed in this prospectus. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors”. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by the company about its businesses including, without limitation, the risk factors discussed above.

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Daxor Corporation intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbor. Investors are cautioned not to rely on forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investment Management

The responsibility of the Board of Directors is to exercise corporate powers and to oversee management of the business of Daxor Corporation. The officers of the company are principally responsible for its operations. The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the company has no investment advisors, administrator, affiliated brokerage, dividend paying agent, non-resident managers, or portfolio managers. The nature of the instruments in which funds in excess of immediate capital needs are placed are consistent with capital preservation and liquidity. Subject to the oversight of the Board, the company’s Chief Executive Officer, Michael Feldschuh, is the only individual responsible for the day-to-day management of Daxor’s investments.

We act as custodian of our securities in accordance with Section 17(f)(1)(C) and Rule 17f-2 of the Investment Company Act of 1940, and we will deposit our securities and similar investments in the safekeeping of one or more requested broker-dealers under the Securities Exchange Act of 1934. We will evidence these arrangements in written contracts (ratified and approved annually by a majority of the board of directors), which will be filed with the SEC. These contracts require that (1) the securities be physically segregated and marked to show that they are the property of the company; (2) the securities and other investments must be verified three times annually by an independent accountant; (3) the broker-dealer not have the ability to hypothecate, pledge or sell the securities, except at the direction of the company and for its account; and (4) the securities and investments may not be subject to any lien or charge in favor of the broker-dealer. Our current broker-dealer is UBS Financial Services, Inc., located at 299 Park Avenue, New York, NY 10171.

The nature of the instruments in which funds in excess of immediate capital needs are placed are consistent with capital preservation and liquidity. We are dependent on income from our investment portfolio to support our manufacturing operations and our biotechnology. The Company’s Chief Executive Officer, Michael Feldschuh, is primarily responsible for the day-to-day management of any such investments.

Michael Feldschuh has been president of Daxor since 2017. He earned his bachelor’s degree in Pre-Med studies at Columbia College, Columbia University in 1991. Prior to joining Daxor’s executive team in December of 2014 as Executive Vice President, he served as a member of the board of directors for one and a half years prior. Mr. Feldschuh headed his own hedge fund, Aristarc Capital, from 2009 to 2013 specializing in quantitative equity strategies. Prior to founding his own fund, Mr. Feldschuh was a Managing Director at Morgan Stanley Investment Management from 2005 to 2009 and also served as a Managing Director and Portfolio Manager at Millennium Partners in New York from 1997-2005. Mr. Feldschuh was a proprietary trader for Morgan Stanley & Co. from 1994-1997. Mr. Feldschuh began his career at D.E. Shaw & Co. in New York, where he worked with Jeffery Bezos prior to Mr. Bezos’s founding of Amazon.

The compensation paid to Mr. Feldschuh is set forth in the following table. There is no “Fund Complex” as defined in the 1940 Act.

Pension or
	Aggregate	Benefits Accrues		Compensation
	Compensation	as Part of	Annual Benefits	Fund Complex
Name	From Company	Company Expenses	Upon Retirement	Paid to Director
Michael Feldschuh	$100,000	None	None	$100,000

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Mr. Feldschuh has deliberately elected to draw a salary that is well below what the company believes is the market rate for someone with his responsibilities and qualifications. It is the belief of the Board of Directors that annual compensation of two or three times what he is currently earning could easily be justified. The decision to keep his annual compensation at well below market rate has been made as part of an effort to preserve capital in light of the company’s ongoing losses from operations.

The following table sets forth the share ownership of Mr. Feldschuh.

	Number of Shares	Percent of
	Beneficially	Common
Name of Beneficial Owner	Owned	Stock
Michael Feldschuh, President and Director*	232,694	4.7%

*Includes 212,694 shares of common stock and 20,000 shares of common stock issuable upon the exercise of options issued under the company’s 2020 Incentive Compensation Plan. On April 24, 2020, we received an exemptive order that permits us to adopt an incentive compensation plan, and shareholders approved our incentive compensation plan at our 2020 annual meeting

Daxor Corporation Common Stock

The holders of the common stock have one vote per share for the election of directors, without provisions for cumulative voting, and on all other matters. Thus, holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so. The common stock is not redeemable and has no conversion or preemptive rights. The company qualifies as a “controlled company” under Nasdaq rules, as the estate of Joseph Feldschuh, M.D. controls more than 50% of the company’s voting power, as evidenced by the company’s ownership records.

Our common stock has continuously been traded since its initial public offering. The company’s common stock is traded on Nasdaq under the symbol DXR. As of December 16, 2025, the company’s authorized securities consisted of 10,000,000 shares of common stock.

		Amount Held by Company or for
Title of Class	Amount Authorized	its Account	Amount Outstanding
Common Stock	10,000,000	5,513,640	5,038,640

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the shares of Common Stock on Nasdaq, the net asset value per share and the premium or discount to net asset value per share at which the shares were trading.

				Premium/(Discount) to
	Market		Net Asset Value	Net Asset Value
	Price Per Share		per Common	High and Low(1)
During Quarter Ended	High	Low	Share(1)	High	Low
31-Dec-25	$14.75	$11.45	$6.98	111.3%	64%
30-Sep-25	$13.27	$9.00	$7.09	94.3%	27.0%
30-June-25	$9.79	$7.20	$7.15	36.9%	0.7%
31-Mar-25	$8.50	$7.05	$7.18	18.4%	(1.8)%
31-Dec-24	$9.89	$7.63	$7.25	36.4%	5.2%
30-Sep-24	$9.70	$7.86	$6.70	44.8%	17.3%
30-June-24	$9.94	$8.64	$6.75	47.3%	28.0%
31-Mar-24	$10.03	$7.19	$6.89	45.6%	4.4%
31-Dec-23	$9.60	$7.26	$7.08	35.6%	2.5%
30-Sep-23	$10.15	$9.03	$6.03	68.3%	49.8%
30-Jun-23	$13.03	$9.51	$6.33	105.8%	50.2%
31-Mar-23	$11.23	$8.25	$6.41	75.2%	28.7%
31-Dec-22	$13.63	$9.10	$6.75	101.9%	34.8%
30-Sep-22	$14.23	$12.10	$4.52	214.8%	167.7%
30-Jun-22	$13.21	$10.62	$4.85	172.4%	119.0%
31-Mar-22	$11.52	$10.51	$5.18	122.4%	102.9%
31-Dec-21	$11.50	$10.59	$5.24	119.5%	102.1%
30-Sep-21	$12.05	$8.77	$3.37	257.6%	160.2%
30-Jun-21	$14.15	$8.90	$3.59	294.2%	147.9%
31-Mar-21	$13.86	$11.02	$3.77	268.0%	192.6%

(1)	As we calculate our Net Asset Value at month end, the table reflects the month end net asset value, and the premium/(discount) to net asset value is based on the month end net asset value. Percentages are rounded.

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The last reported sale price on December 16, 2025 was $12.31 per share, and the net asset value at November 30, 2025 was $7.08, for a premium of $5.26. Historically, shares have traded at a premium to net asset value. We cannot predict whether our shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount.

Directors and Executive Officers of Daxor Corporation

The following table sets forth the name, age, current and past five years’ business experience, directorships, and positions held with Daxor Corporation by each person who is a director or executive officer.

	Principal Occupation and	Director Continuously
Name and Age	Position with the Company	Since
Michael Feldschuh, 55	Executive Vice President Chairman, President, CEO (1)	2013
Caleb DesRosiers, 52	Attorney (2)	2022
Henry D. Cremisi, MD, 67	Medical Director, AstraZeneca Pharmaceuticals (3)	2020
Joy S. Goudie, 68	Partner, Wissing Miller, LLP patent attorney (4)	2020
Edward Feuer, 69	Partner, Feuer & Orlando, LLP (5)	2016
Jonathan Feldschuh, 60	Chief Scientific Officer of the Company (6)	2017

(1)	Michael Feldschuh has been president of Daxor since 2017. He earned his bachelor’s degree in Pre-Med studies at Columbia College, Columbia University in 1991. Prior to joining Daxor’s executive team in December of 2014 as Executive Vice President, he served as a member of the board of directors for one and a half years prior. Mr. Feldschuh headed his own hedge fund, Aristarc Capital, from 2009 to 2013 specializing in quantitative equity strategies. Prior to founding his own fund, Mr. Feldschuh was a Managing Director at Morgan Stanley Investment Management from 2005 to 2009 and also served as a Managing Director and Portfolio Manager at Millennium Partners in New York from 1997-2005. Mr. Feldschuh was a proprietary trader for Morgan Stanley & Co. from 1994-1997. Mr. Feldschuh began his career at D.E. Shaw & Co. in New York, where he worked with Jeffery Bezos prior to Mr. Bezos’s founding of Amazon.

(2)*	Caleb DesRosiers is currently a Senior Principal at Valuate Healthcare Consultancy, a leading strategic and market access consulting firm that is part of Omnicom, a multi-billion communication and consulting public company, and serves on the board of the Health Alliance Plan of Michigan, a company of Henry Ford Health System. He also serves on advisory boards of Copilot Provider Support Services, Inc. and TruLite Health. Mr. DesRosiers holds a B.A., Master in Public Administration, and law degrees from Suffolk University. He began his career in state government working on policy to expand healthcare access and prescription drug benefit to seniors. He served as a Special Assistant at the Centers for Medicare and Medicaid Services (“CMS”) in Washington DC where he advised the Offices of Regulatory Affairs and Administrator on payment policy and managing the clearance of all regulations within the U.S. Department of Health and Human Services, the White House’s Office of Management and Budget, and the Office of Federal Register. Mr. DesRosiers spent five years in the life science industry at Pfizer and Roche supporting brand teams cross-functional payment policy, advocacy, managed care and commercial initiatives.

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(3)	Dr. Henry D. Cremisi is a Medical Director (Renal) at AstraZeneca Pharmaceuticals with over 32 years of experience in medicine. Prior, Dr. Cremisi served as Chairman of Medical Education and a Nephrologist and Hospitalist for Novant Health in Charlotte, North Carolina. He is a Fellow of the American College of Physicians and certified by the American Board of Internal Medicine in both internal medicine and nephrology. Dr. Cremisi has many scientific and professional memberships including the International Society of Nephrology, American Society of Nephrology, Cardiorenal Society of America, Heart Failure Society of America, Society of Hospital Medicine, American College of Physicians, Renal Physicians Association and the American Medical Association. Dr. Cremisi graduated from Tufts University School of Medicine and did his residency at Emory Healthcare in internal medicine.

(4)*	Joy Goudie, Esq. is currently a partner at Wissing Miller, LLP, following twelve years as Senior Patent Counsel for Revlon leading cross-functional teams in the US and Spain. In addition, she served as Vice President managing Revlon’s global R&D portfolio and driving new technologies. A published scientist, Ms. Goudie has worked with patents and R&D teams in the development of new antibiotics and small molecules for treatment of solid tumor cancers. Ms. Goudie earned her JD degree from Pace University, has a Masters Degree in Chemistry from Long Island University and graduated from Mercy College with a BS in Medical Technology, Behavioral Science and Health Service Management.

(5)*	Edward Feuer has over 35 years’ experience as an accountant, and is a member of the AICPA and The New York State Society of Certified Public Accountants where he has served on the State and Local Tax Committee and the Continuity of Practice Committee. Mr. Feuer graduated from George Washington University and Scarsdale High School. Prior to founding this firm Edward worked at the NYS Department of Taxation and Finance, Westvaco Corp., as well as two metropolitan CPA firms. His areas of specialty are professional service companies, broker dealers, mutual funds, high net worth individuals, wealth management, financial planning, business management and advisory. He reviews all financial statements issued by the firm. Mr. Feuer is proud of the teamwork of the firm and its focus on the success of their clients.

(6)	Jonathan Feldschuh has been Chief Scientific Officer of Daxor since 2017. Prior to that he served as a scientific consultant to Daxor since 1985. He has been involved with developing Daxor’s technology and is a co-inventor on multiple Daxor patents, including the original patent covering the blood volume analyzer (BVA-100). Mr. Feldschuh studied Physics at Harvard University, receiving an A.B. degree summa cum laude in 1986. Prior to taking on the role of CSO at Daxor, Jonathan worked extensively in technology and quantitative finance. He was the Chief Quantitative Officer at Aristarc Capital, overseeing the research, development, and execution of quantitative trading strategies. Prior to Aristarc he worked in quantitative roles at financial firms such as Morgan Stanley, Millennium Partners, and American Express.

* (Member of the Audit Committee)

As of the date of this prospectus, the named executive officers of Daxor Corporation are:

MICHAEL FELDSCHUH, Chairman of the Board and President, earned his bachelor’s degree in Pre-Med studies at Columbia College, Columbia University in 1991. Prior to joining Daxor’s executive team in December of 2014 he served as a member of the board of directors for one and a half years prior. Michael headed his own hedge fund, Aristarc Capital, from 2009 to 2013 specializing in quantitative strategies. Prior to founding his own fund, Michael was a Managing Director at Morgan Stanley from 2005 to 2009 and also served as a Managing Director and Portfolio Manager at Millennium Partners in New York from 1997-2005. Michael was a proprietary trader for Morgan Stanley & Co. from 1994-1997. Michael began his career at D.E. Shaw & Co. in New York, where he worked with Jeffery Bezos prior to Bezos’s founding of Amazon.

JONATHAN FELDSCHUH, Chief Scientific Officer, has been Chief Scientific Officer of Daxor since 2017. Prior to that he served as a scientific consultant to Daxor since 1985. He has been involved with developing Daxor’s technology and is a co-inventor on multiple Daxor patents, including the original patent covering the blood volume analyzer (BVA-100). Mr. Feldschuh studied Physics at Harvard University, receiving an A.B. degree summa cum laude in 1986. Prior to taking on the role of CSO at Daxor, Jonathan worked extensively in technology and quantitative finance. He was the Chief Quantitative Officer at Aristarc Capital, overseeing the research, development, and execution of quantitative trading strategies. Prior to Aristarc he worked in quantitative roles at financial firms such as Morgan Stanley, Millennium Partners, and American Express.

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ROBERT J. MICHEL, Chief Financial Officer, Chief Compliance Officer and Corporate Secretary has over 30 years’ experience across a wide array of industries, including serving on the board of a biometric solutions company. In addition, he has public company experience in accounting and finance for companies specializing in consumer finance, engineering/manufacturing, marketing and the healthcare industry, both privately held and publicly traded. Prior to joining Daxor he served as CFO of at Sher-Del Transfer and Relocation Services, and prior spent seven years as CFO of Asta Funding, (Nasdaq: ASFI) a publicly traded diversified financial services company. He is a Certified Public Accountant and holds a degree in Business Administration from the Villanova School of Business and an MBA from St. John’s University.

Additional Information about Daxor Corporation

Financial information regarding Daxor Corporation is hereby incorporated by reference from our Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025, and our Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025.

TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the company and the purchase, ownership and disposition of our shares of common stock. A more complete discussion of the tax rules applicable to the company and our shares of common stock can be found in the SAI that is incorporated by reference into this prospectus.

This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold the common stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, former citizens or residents of the United States or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”), and that acquired the common stock pursuant to this offering. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	An individual who is a United States citizen or resident of the United States;

●	A corporation, or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the laws of, the United States or any state or political subdivision thereof;

●	An estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	A trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

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If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding the common stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Personal Holding Company Status

The Company is subject to a second level of U.S Federal income tax on a portion of its income as a personal holding company (“PHC”) for U.S Federal income tax purposes. As a PHC in a given year, the Company is subject to an additional PHC tax, currently 20%, on its undistributed PHC income, which generally includes its taxable income, subject to certain adjustments. Update: For the year ended December 31, 2024, more than 60% of Daxor’s adjusted gross income came from items defined as PHC income. The Company incurred no liability for PHC for the year ended December 31, 2024 due to the net operating losses applied to realized gains incurred during the year.

Taxation of Distributions

If the company pays cash distributions to U.S. Holders of shares of the common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock” below.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of the common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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LEGAL MATTERS

Certain legal matters will be passed on for the company by Foley & Lardner LLP, New York, New York, in connection with the offering of the shares of common stock.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bush & Associates CPA is the independent registered public accounting firm of the company. The company’s independent registered public accounting firm is expected to render an opinion annually on the financial statements of the Fund.

PRIVACY PRINCIPLES OF THE COMPANY

The company is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the company collects, how the company protects that information and why, in certain cases, the company may share information with select other parties.

Generally, the company does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the company. The company does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent).

The company restricts access to non-public personal information about its shareholders to its employees and its delegates and affiliates with a legitimate business need for the information. As a result, we do not provide a means for opting out of our limited sharing of your information. The company maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

ADDITIONAL INFORMATION

Daxor Corporation has filed a Registration Statement on Form N-2, including amendments thereto, with the Securities and Exchange Commission, Washington, D.C. This prospectus does not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the company, reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission.

The SEC allows Daxor Corporation to “incorporate by reference” information into this prospectus and any prospectus supplement, which means that the company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. The company incorporates by reference into this prospectus and any accompanying prospectus supplement the document listed below (excluding any portions of such documents that have been “furnished” by not “filed” for purposes of the Exchange Act):

●	Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025.

●	Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025.

Daxor Corporation will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning Daxor Corporation at:

Investor Relations

Daxor Corporation

107 Meco Lane

Oak Ridge, TN 37830

(212) 330-8500

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

29

STATEMENT OF ADDITIONAL INFORMATION

Dated January 20, 2026

DAXOR CORPORATION

107 Meco Lane

Oak Ridge, TN 37830

(212)-330-8500

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. While the company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities, the company is dependent upon earnings from its investment portfolio to fund operations.

We intend to file an application pursuant to Section 8(f) of the Investment Company Act of 1940 seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order.

This Statement of Additional Information (SAI) is not a prospectus and is authorized for distribution to investors only if preceded or accompanied by Daxor Corporation’s prospectus dated January 20, 2026 (the “Prospectus”), as supplemented to date, which is incorporated herein by reference. This SAI should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by contacting your financial intermediary or by calling the company at (888) 774-3268, by writing to the company at the address above or from the company’s website (http://www.Daxor.com). You may also obtain a copy of the Prospectus on the website of the Securities and Exchange Commission (“SEC”), http://www.sec.gov.

The information contained in, or that can be accessed through, the Daxor Corporation’s website is not part of the Prospectus or this SAI. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

B-1

HISTORY OF DAXOR CORPORATION

Daxor Corporation is an investment company with medical instrumentation and biotechnology operations. The company was originally incorporated in New York State as Iatric Corporation in May 1971 for cryobanking services and discontinued these services through its wholly-owned subsidiary, Scientific Medical Systems in 2017. In October 1971, the name Iatric Corporation was changed to Idant Corporation. In May 1973, the name Idant Corporation was changed to Daxor Corporation.

While the company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities, the company is dependent upon earnings from its investment portfolio to fund operations. On March 30, 2012, the company filed a Form N-8A with the Securities and Exchange Commission to register as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The company’s principal executive offices are located at 109 Meco Lane, Oak Ridge, TN 37830. The “Investor Relations” section of the company’s website currently provides free copies of the company’s annual and semi-annual reports on Form N-CSR.

We intend to file an application pursuant to Section 8(f) of the Investment Company Act of 1940 seeking an order declaring that Daxor has ceased to be a registered investment company. Investors in registered investment companies benefit from legal protections imposed for their benefit under the Investment Company Act, and those legal protections will no longer apply if we receive the requested order.

For the past 21 years, the company’s major focus has been the creation and development of the BVA-100® Blood Volume Analyzer, an instrument that rapidly and accurately measures human blood volume. This instrument is used in conjunction with Volumex®, a single-use radiopharmaceutical diagnostic injection and collection kit. The company also owns the Daxor Oak Ridge Operations (DORO) facility in Oak Ridge, TN, which manufactures, tests, and develops next-generation models of the BVA-100®.

The company maintains an internet website at www.daxor.com. The website for Daxor describe the operation of the company.

INVESTMENT OBJECTIVE AND INVESTMENT RESTRICTIONS

Daxor Corporation’s objective is to support and expand its operating business segment through organic growth (i.e., the rate of business expansion through internal enhancement of the business and operations as opposed to mergers, acquisitions and takeovers). The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. As a result, the company has no fundamental investment policies or significant investing practices, activities, objectives or techniques, except as set forth below. Funds in excess of the company’s immediate capital needs are placed in instruments designed to maximize capital preservation and assure liquidity. Objectives are achieved by focusing management and employee effort on the company’s business of manufacturing medical devices and providing additional biotechnology services.

The company’s investment policy calls for a minimum of 80% of the company’s investment portfolio to consist of electric utility stocks. The Board of Directors has authorized this minimum to be temporarily lowered to 70% when management deems it to be necessary. At least once a year, the company reviews its investment strategy, and more frequently as needed, at Board meetings.

The investment portfolio primarily consists of common stock and preferred stock of publicly traded electric utility companies. In addition to receiving income from dividends from the securities held in the investment portfolio, the company also has an investment policy of selling puts on stocks that it is willing to own. Such options usually have a maturity of less than one year. The company will also sell covered calls on securities within its investment portfolio. Covered calls involve stocks, which usually do not exceed 15% of the value of the company’s portfolio.

B-2

The company may also sell uncovered calls and may have net short positions in common stock up to 15% of the value of the portfolio. The company’s net short position may temporarily rise to 15% of the company’s portfolio without any specific action because of changes in valuation, but should not exceed that amount. At December 31, 2024, the Company did not have any short positions.

The company has adopted the following investment restrictions which are matters of fundamental policy. The company’s investment restrictions cannot be changed without approval of the holders of (i) 67% of the company’s common stock present or represented at a meeting of shareholders at which the holders of more than 50% of the common stock are present or represented; or (ii) more than 50% of the outstanding interests of shareholders:

1.	The company may borrow money to the extent permitted under the 1940 Act.

2.	The company may issue senior securities to the extent permitted under the 1940 Act.

3.	The company may not engage in the business of underwriting securities issued by other persons, except to the extent that it may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 in the disposition of its investment securities.

4.	The company will concentrate its investments in the utility industry.

5.	The company may invest in real estate or commodities to the extent permitted under the 1940 Act.

6.	The company may make loans to other persons to the extent permitted under the 1940 Act.

ADDITIONAL INVESTMENT POLICIES AND RESTRICTIONS

Primary investment strategies are described in the Prospectus. The following is a description of the various investment policies in which Daxor Corporation may be engaged, whether as a primary or secondary strategy, and a summary of certain attendant risks.

Common Stocks. Common stocks generally represent an ownership interest in an issuer, without preference over any other class of securities, including such issuer’s debt securities, preferred stock and other senior equity securities. Common stocks are entitled to the income and increase in the value of the assets and business of the issuer after all its debt obligations and obligations to preferred shareholders are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors, including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Preferred Stocks. Preferred stocks with predominantly equity investment characteristics, like common stocks, represent an equity ownership in an issuer. Generally, preferred stocks have a priority of claim over common stocks in dividend payments and upon liquidation of the issuer. Unlike common stocks, preferred stocks do not usually have voting rights. Preferred stocks in some instances are convertible into common stocks. Although they are equity securities, preferred stocks have certain characteristics of both debt securities and common stocks. They are debt-like in that their promised income is contractually fixed. They are like common stocks in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

In order to be payable, dividends on preferred stock must be declared by the issuer’s board of directors. In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable. Income payments on some preferred stocks are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable. Other preferred stocks are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue.

B-3

Shares of preferred stock have a liquidation value that generally equals their original purchase price at the date of issuance. The market values of preferred stocks may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors. They also may be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates or the characterization of dividends as tax-advantaged.

Equity Put and Call Options. The company may purchase and sell “call” and “put” options on securities and securities indices which are listed on a national securities exchange or in the over-the- counter markets as a means of increasing exposure or hedging the value of the company’s investment portfolio.

A “call” option is a contract that gives the holder of the option the right to buy from the writer (i.e., the seller) of the option, in return for a premium paid, the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price during the option period. A “put” option is a contract that gives the holder of the option the right to sell to the writer (i.e., the seller), in return for the premium, the underlying security at a specified price during the term of the option. The writer of the put option, who receives the premium, has the obligation to buy the underlying security upon exercise, at the exercise price during the option period.

If the company has written an option, it may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously written. There can be no assurance that a closing purchase transaction can be effected when the company so desires. An exchange-traded option may be closed out only on an exchange which provides a secondary market for an option of the same series.

Short Sales. A short sale is the sale of a security that the company does not own in anticipation of purchasing the same security at a later date at a lower price. To make delivery to the counterparty, the company must borrow the security, and the company is obligated to return the security to the lender, which is accomplished by a later purchase of the security by the company.

Portfolio Trading and Turnover Rate. Portfolio trading may be undertaken to accomplish the investment objectives of the company. While the company may engage in portfolio trading when considered appropriate, short-term trading in the company’s portfolio will not be used as the primary means of achieving the company’s investment objective. The company expects a moderate level of annual portfolio turnover. The turnover rate is not expected to exceed 100% under normal circumstances. However, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in the company’s opinion, investment considerations warrant such action. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the company. The company’s portfolio turnover rate for 2023 was 46.07% and for 2024 was 0%.

MANAGEMENT OF THE COMPANY

Directors and Officers

The management of Daxor Corporation is the responsibility of the Board of Directors. None of the directors who are not “interested persons” of the company (as defined in the 1940 Act) has ever been a director or employee of, or consultant to, the company or its affiliates. The officers of the company serve annual terms and are elected on an annual basis.

The Board of Directors has an Audit Committee. The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the company’s Board. The company qualifies as a “controlled company” under Nasdaq rules, as the estate of Joseph Feldschuh, M.D controls more than 50% of the company’s voting power, as evidenced by the company’s ownership records. As a result, the Nasdaq continued listing standards do not require the company to have a nominating and compensation committees or a written charter. Shareholders and members of the Board submit nominees for election to the company’s Board to Mr. Michael Feldschuh, Executor of the Joseph Feldschuh estate, for his consideration.

B-4

There are no non-resident directors of the company, nor or there any arrangements or understandings between any director or officer and any other persons pursuant to which he was selected as a director or officer. As the company has no investment advisers or underwriters, there is no investment advisory contract that is approved by the directors.

The names and business addresses of the Directors of the company, their principal occupations and other affiliations during the past five years, the number of portfolios each oversees and other directorships they hold, or have held during the past five years, are set forth below. Michael Feldschuh and Jonathan Feldschuh are brothers, and are classified as “interested persons” due to their employment with the company. There is no “Fund Complex” as defined in the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios Overseen By Directors	Other Directorships Held (during past five years) by Director
“Noninterested Persons”
Caleb DesRosiers 109 Meco Lane Oak Ridge, TN 37830	Director	One year term, Director since 2022	Attorney	None	None

Age: 52

Henry D Cremisi, MD 109 Meco Lane Oak Ridge, TN 37830	Director	One year term, Director since 2020	Medical Director, AstraZeneca Pharmaceuticals	None	None

Age: 67

Edward Feuer 109 Meco Lane Oak Ridge, TN 37830	Director	One year term, Director since 2016	Managing Partner, Feuer & Orlando	None	None

Age: 69

Joy Goudie, Esq. 109 Meco Lane Oak Ridge, TN 37830	Director	One year term, Director since 2020	Partner, Wissing Miller, LLP Patent Attorney.	None	None

Age: 68

B-5

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios Overseen By Directors	Other Directorships Held (during past five years) by Director
“Interested Persons”
Michael Feldschuh	Director	One year term,	Executive Vice President Chairman,	One	None
109 Meco Lane Oak Ridge, TN 37830			Director since 2013	President, CEO

Age: 55

Jonathan Feldschuh	Director	One year term,	Chief Scientific Officer	None	None
109 Meco Lane Oak Ridge, TN 37830			Director since 2017

Age: 60

Board Leadership Structure

The Board of Directors currently comprises six members, four of whom are independent or disinterested persons, which means that they are not “interested persons” of the company as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”). The Board has general oversight responsibility with respect to the operation of the company, and has established an Audit Committee to assist the Board in performing its oversight responsibilities.

As Chairman of the Board, Mr. Feldschuh is the presiding officer at all meetings of the Board of Directors. The company does not have a lead Independent Director. The company has determined that its leadership structure is appropriate given the size and structure of the company.

Audit Committee

The Audit Committee operates pursuant to a Charter approved by the Board of Directors, a copy of which is available on the company’s website. The Charter sets forth the responsibilities of the Audit Committee. The functions of the Audit Committee include, among others, to meet with the independent registered public accounting firm of the company to review the scope of the company’s audit, the company’s financial statements and internal accounting controls, and to meet with management concerning these matters, internal audit activities and other matters. The Audit Committee currently consists of Edward Feuer, Joy Goudie and Caleb DesRosiers, all of whom are considered independent under the rules promulgated by Nasdaq and, in addition, are not “interested persons” of the company as defined in Section 2(a)(19) of the 1940 Act. Edward Feuer serves as Chairperson of the Audit Committee and has been designated as the audit committee financial expert under the Sarbanes-Oxley Act. The Audit Committee met four times in fiscal 2024.

Board’s Risk Oversight Role

The day-to-day management of various risks relating to the administration and operation of the company is the responsibility of management and other service providers retained by the Board of Directors or by management, most of whom employ professional personnel who have risk management responsibilities. The Board oversees this risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The Board has been advised that it is not practicable to identify all of the risks that may impact the company or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.

B-6

The Board of Directors has overseen the company’s development and administration of a compliance program that meets the requirements of Rule 38a-1 promulgated under the 1940 Act, and the development and administration of a code of ethics program that meets the requirements of Rule 17j-1 promulgated under the 1940 Act. The Board meets regularly with the company’s Chief Compliance Officer on all aspects of the company’s compliance requirements.

Qualifications of the Trustees

Michael Feldschuh has been the Chief Executive Officer since 2016 and a director of the company since 2013. His experience and skills in the company’s business operations, as well as his familiarity with the company, led to the conclusion that he should serve as a director. Jonathan Feldschuh has been the Chief Scientific Officer since 2017, and has served as a scientific consultant to the company since 1985. His experience and knowledge regarding the company’s products, as well as his scientific background, led to the conclusion that he should serve as a director. The company believes that the business and industry backgrounds of Caleb DesRosiers, Henry Cremisi, MD, Joy Goudie Esq., and Edward Feuer have provided them with the experience that will benefit the company and its shareholders. Further, the company believes Caleb DesRosiers, Dr. Henry Cremisi, Joy Goudie Esq., and Edward Feuer each take a conservative and thoughtful approach to addressing issues facing the company. This combination of experience and skills led to the conclusion that each of Caleb DesRosiers, Dr. Henry Cremisi, Joy Goudie Esq., and Edward Feuer should serve as a director.

Equity Ownership of Directors

The following table sets forth the dollar range of shares of the company beneficially owned by each current director as of December 31, 2024, which is also the valuation date, using the following ranges: None; $1-$10,000; $10,001 - $50,000; $50,001 - $100,000; and Over $100,000.

Name of Director	Share Ownership
Interested Persons:
Michael Feldschuh	Over $100,000
Jonathan Feldschuh	Over $100,000
Noninterested Persons:
Caleb DesRosiers	$50,001 - $100,000
Henry D. Cremisi, MD	Over $100,000
Edward Feuer	$50,001 - $100,000
Joy Goudie, Esq.	$50,001 - $100,000

Board Compensation

In June 2023 the outside directors who attended the annual meeting were paid $1,000 each for attendance at the annual meeting and a Board meeting which took place on the same day. The number of directors who attended the annual meeting was five. In addition, every director who attended a dial-in Board meeting was paid $375 for each meeting which took place respectively in May, October and December 2024. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board during 2024, with a total number of four Board meetings being held. Other than the officers identified below, Messrs. Michael Feldschuh, Jonathan Feldschuh and Robert J. Michel, there are no officers of the Company that had aggregate compensation in excess of $120,000 during the most recently completed fiscal year.

The compensation paid to current and former directors in 2024 is set forth in the following table. There is no “Fund Complex” as defined in the 1940 Act.

		Pension or		Compensation
	Aggregate	Benefits Accrues		Fund Complex
	Compensation	as Part of	Annual Benefits	Paid
Name	From Company	Company Expenses	Upon Retirement	to Director
Interested Person:
Michael Feldschuh	$100,000	None	None	$100,000
Jonathan Feldschuh	$127,920	None	None	$127,920
Noninterested Persons:
Caleb DesRosiers	$1,750	None	None	$1,750
Henry D. Cremisi, MD	$1,750	None	None	$1,750
Edward Feuer	$1,750	None	None	$1,750
Joy Goudie, Esq.	$750	None	None	$750

B-7

CONTROL PERSONS

On December 16, 2025, Daxor Corporation had issued and outstanding 5,038,640 shares of common stock, par value $.01 per share, each of which entitled the holder to one vote.

 Since the estate of Dr. Feldschuh owns more than 50% of Daxor stock, and Michael Feldschuh is the executor of the estate, the company is considered a controlled corporation.

The following table sets forth certain information as of December 16, 2025, concerning the ownership of the common stock by (a) each person who, to the company’s knowledge, beneficially owned on that date more than 5% of the outstanding common stock, (b) each of the company’s then current directors and the named executive officers and (c) all then current directors and executive officers of the company as a group.

	Number of Shares Beneficially	Percent of Common
Name of Beneficial Owner (a) (b)	Owned(b)	Stock(b)
Estate of Joseph Feldschuh(c)	2,553,230	50.7%
Michael Feldschuh, President and Director(d)	232,694	4.76%
Jonathan Feldschuh, Director(e)	70,574	1.4%
Robert J. Michel, Chief Financial Officer, Chief Compliance Officer(f)	35,050	*
John Jefferies, MD, Chief Medical Officer (g)	26,605	*
Henry Cremisi, MD, Director ( h )	8,165	*
Joy Goudie, Esq., Director ( i )	8,565	*
Edward Feuer, Director ( j )	9,265
Caleb DesRosiers ( k )	16,655	*
All directors and officers as a Group (7 persons) (l)	2,960,803	58.8%

*	Indicates less than 1%.

(a)	Unless otherwise indicated, the address of each person listed is c/o Daxor Corporation, 109 Meco Lane, Oak Ridge, TN 37830.

(b)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following December 16, 2025 are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of common stock beneficially owned by such person.

(c)	Includes 2,553,230 shares of common stock.

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(d)	Includes 212,694 shares of common stock and 20,000 shares of common stock issuable upon the exercise of options issued under the Company’s 2020 Incentive Compensation Plan (the “2020 Plan”).

(e)	Includes 53,908 shares of common stock and 16,666 shares of common stock issuable upon the exercise of options issued under the 2020 Plan.

(f)	Includes 20,050 shares of common stock and 15,000 shares of common stock issuable upon the exercise of option issued under the 2020 Plan.

(g)	Includes 4,990 shares of common stock and 21,615 shares of common stock issuable upon the exercise of options issued under the 2020 Plan.
(h)	Includes 8,165 shares of common stock issuable upon the exercise of options issued under the 2020 Plan.

(i)	Includes 300 shares of common stock and 8,265 shares of common stock issuable upon the exercise of options issued under the 2020 Plan.

(j)	Includes 1,000 shares of common stock and 8,265 shares of common stock issuable upon the exercise of options issued under the 2020 Plan.

(k)	Includes 3,157 shares of common stock and 13,498 shares of common stock issuable upon exercise of options issued under the 2020 Plan.

(l)	See Footnotes (c) through (j).

Directors currently serving have options totaling 74,859 shares of common stock exercisable at prices ranging from $7.63 to $13.09 per share. We ceased issuing options under the 2020 Plan. On April 24, 2020, we received an exemptive order that permits us to adopt an incentive compensation plan, and our shareholders approved the incentive compensation plan at our 2023 annual meeting. The outstanding options as of December 16, 2025 are provided below:

Number of Options
Name	Granted
Michael Feldschuh	20,000
Jonathan Feldschuh	16,666
Henry Cremisi, MD	8,165
Joy Goudie Esq.	8,265
Edward Feuer	8,265
Caleb DesRosiers	13,498
74,859

INVESTMENT ADVISORY AND OTHER SERVICES

The responsibility of the Board of Directors is to exercise corporate powers and to oversee management of the business of Daxor Corporation. The officers of the company are principally responsible for its operations. The company is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the company has no investment advisors, administrator, affiliated brokerage, dividend paying agent, non-resident managers, or active portfolio manager. The nature of the instruments in which funds in excess of immediate capital needs are placed are consistent with capital preservation and liquidity. The company’s Chief Executive Officer, Michael Feldschuh, is primarily responsible for the day-to-day management of any such investments.

Since the estate of Dr. Feldschuh owns more than 50% of Daxor stock, and Michael Feldschuh is the executor of the estate, the company is considered a controlled corporation. In reviewing the salaries of Chief Executive Officers at pharmaceutical and scientific companies, many of these individuals earn annual salaries from $300,000 to over $1,000,000.

B-9

Mr. Feldschuh has deliberately elected to draw a salary that is well below what the company believes is the market rate for someone with his responsibilities and qualifications. It is the belief of the Board of Directors that annual compensation of two or three times what he is currently earning could easily be justified. The decision to keep his annual compensation at well below market rate has been made as part of an effort to preserve capital in light of the company’s ongoing losses from operations.

The Board of Directors reviews Mr. Feldschuh’s compensation each year. The Board votes on his salary at this time. The Board is in agreement that his annual compensation is well below market rate for someone with his experience and qualifications.

Code of Ethics

Pursuant to Rule 17j-1 of the 1940 Act, the company has adopted a Code of Ethics governing personal trading activities of all directors and officers of the company and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the company or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the company that may arise from personal trading. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear many security transactions with the company’s Chief Compliance Officer and to report all transactions on a regular basis.

The Code of Ethics is available in the EDGAR Database on the SEC’s internet website at (http://www.sec.gov). You may obtain copies of this information, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov. A copy of the Code of Ethics is also available for free at http://www.daxor.com/pdfs/daxor_codeofethics.pdf

Proxy Voting Procedures

The company is responsible for voting proxies on securities held in its portfolio. When the company receives a proxy, the decision regarding how to vote such proxy will be made by Mr. Feldschuh in accordance with its proxy voting procedures.

The vote with respect to most routine issues presented in proxy statements is expected to be cast in accordance with the position of the issuer’s management, unless it is determined by Mr. Feldschuh or the Board of Directors that supporting management’s position would adversely affect the investment merits of owning the issuer’s security. However, each issue will be considered on its own merits, and a position of management found not to be in the best interests of the company’s shareholders will not be supported.

Proxies solicited by issuers whose securities are held by the company will be voted solely in the interests of the shareholders of the company. Any conflict of interest will be resolved in the way that will most benefit the company and its shareholders. If the conflict of interest is determined to be material, the conflict shall be disclosed to the Board of Directors and Mr. Feldschuh will follow the instructions of the Board.

The company is required to annually file Form N-PX, which lists the company’s complete proxy voting record for the most recent 12-month period ending June 30. The company’s proxy voting record is available without charge, upon request, by calling the company toll-free at (888) 774-3268 and on the SEC’s website at www.sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to the supervision of the Board of Directors, Mr. Feldschuh is responsible for decisions to purchase and sell securities for the company, the negotiation of the prices to be paid and the allocation of transactions among various dealer firms. Transactions on stock exchanges involve the payment by the company of brokerage commissions. There generally is no stated commission in the case of securities traded in the over-the-counter market but the price paid by the company usually includes an undisclosed dealer commission or mark-up. Transactions in the over-the-counter market can also be placed with broker-dealers who act as agents and charge brokerage commissions for effecting over-the-counter transactions. The company may place its over-the-counter transactions either directly with principal market makers, or with broker-dealers.

B-10

In certain instances, the company may make purchases of underwritten issues at prices that include underwriting fees. Portfolio securities may be purchased directly from an underwriter or in the over-the-counter market from the principal dealers in such securities, unless it appears that a better price or execution may be obtained through other means. The company does not direct brokerage transactions to brokers because of research services provided by such brokers.

The company incurred total commission expense of $6,894 for the three years ended December 31, 2024 as follows: $1,940 in 2024; $1,185 in 2023; and $3,769 in 2022. The cost basis of securities purchased includes any commissions paid and the proceeds of securities sold is recorded net of any commissions paid.

DESCRIPTION OF SHARES

The holders of the common stock have one vote per share for the election of directors, without provisions for cumulative voting, and on all other matters. Thus, holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so. The common stock is not redeemable and has no conversion or preemptive rights.

REPURCHASE OF SHARES

Shareholders do not have the right to cause the company to redeem their shares. The shares trade in the open market.

NET ASSET VALUE

The company will determine its net asset value as of the close of regular session trading on the New York Stock Exchange on the last business day of its semi-annual reporting period and its fiscal year, and will make its net asset value available for publication on those dates. Net asset value is computed by dividing the value of all of our assets (including accrued interest and distributions and current and deferred income tax assets), less all of our liabilities (including accrued expenses, distributions payable, current and deferred accrued income taxes, and any borrowings) and the liquidation value of any outstanding preferred stock, by the total number of shares outstanding.

Publicly traded securities with a readily available market price listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities.

Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Debt securities that are considered bonds are valued by using the mean of the bid and ask prices provided by an independent pricing service. For debt securities that are considered bank loans, the fair market value is determined by using the mean of the bid and ask prices provided by the agent or syndicate bank or principal market maker. When price quotes are not available, fair market value will be based on prices of comparable securities. In certain cases, the company may not be able to purchase or sell debt securities at the quoted prices due to the lack of liquidity for these securities.

Any derivative transaction that the company enters into may, depending on the applicable market environment, have a positive or negative value for purposes of calculating the net asset value. Exchange-traded options and futures contracts are valued at the last sales price at the close of trading in the market where such contracts are principally traded or, if there was no sale on the applicable exchange on such day, at the mean between the quoted bid and ask price as of the close of such exchange.

B-11

For any portfolio security held by us for which reliable market quotations are not readily available, valuations are determined in a manner that most fairly reflects fair value of the security on the valuation date, pursuant to the oversight of the Board of Directors. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of such investments may fluctuate from period to period. Additionally, the fair value of such investments may differ from the values that would have been used had a ready market existed for such investments and may differ materially from the values that company may ultimately realize.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of the common stock. This summary is based upon U.S. federal income tax law as of the date of this SAI, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold the common stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, former citizens or residents of the United States or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”), and that acquired the common stock pursuant to this offering. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	An individual who is a United States citizen or resident of the United States;

●	A corporation, or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the laws of, the United States or any state or political subdivision thereof;

●	An estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	A trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding the common stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

B-12

Personal Holding Company Status

The company would be subject to a second level of U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation will generally be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

It is possible that at least 60% of the company’s adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of the common stock in the hands of individuals, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that the company will not become a PHC following this offering or in the future. If the company is or were to become a PHC in a given taxable year, the company would be subject to an additional PHC tax, currently 20%, on its undistributed PHC income, which generally includes its taxable income, subject to certain adjustments.

Taxation of Distributions

If the company pays cash distributions to U.S. Holders of shares of the common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock” below.

Dividends the company pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends the company pays to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of the common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

B-13

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bush & Associates CPA has been appointed as independent registered public accounting firm for the company, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC. Bush & Associates CPA is located at 179 Gibson Road, Henderson, NV 89014.

ADDITIONAL INFORMATION

Daxor Corporation has filed a Registration Statement on Form N-2, including amendments thereto, with the Securities and Exchange Commission, Washington, D.C. This SAI and the prospectus do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the company, reference is made to the Registration Statement. Statements contained in this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission.

Daxor Corporation previously filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC on the EDGAR Database on the SEC’s Internet website at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

The company incorporates by reference into this SAI the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934):

●	Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025.

●	Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025.

You may request a copy of these documents by writing or telephoning Daxor Corporation at:

Investor Relations

Daxor Corporation

107 Meco Lane

Oak Ridge, TN 37830

(212) 330-8500

B-14

FINANCIAL STATEMENTS

Daxor Corporation’s Annual Report on Form N-CSR, as filed with the SEC on March 3, 2025, which includes the company’s financial statements for the fiscal year ended December 31, 2024, and Semi-Annual Report on Form N-CSR, as filed with the SEC on August 29, 2025, which includes the company’s unaudited financial statements for the six-month period ended June 30, 2025, are incorporated herein by reference with respect to all information included therein.

B-15